SYMPHONY ASSET MANAGEMENT
Compliance Manual and Code of Ethics
Policies and Procedures

July 2016

CONFIDENTIAL

Table of Contents

Introduction5
I.CODE OF CONDUCT    6
A.General Statement of Compliance and Overview of Regulatory Environment    6
B.Administration and Annual Review of Policies and Procedures, Code of Ethics, and Employee Accounts and Trading Policies    8
C.Annual Acknowledgement    8
D.Code of Ethics and Personal Trading    9
1.Disclosure Obligations for Securities Accounts, Holdings and Transactions    9
2.Personal Trading and Preclearance of Securities Transactions    11
3.Inside Information, Protection of Material Non-Public and Other Confidential Information, Prevention of Insider Trading and Tipping    12
E.Conflicts of Interest    15
1.Introduction    15
2.Outside Directorships and Business Activities    16
3.Gifts and Entertainment    16
F.Pay-to-Play Policy and Lobbying Rules    17
1.Pay-to-Play Background    17
2.Pay-to-Play Policy    18
3.Meetings with State and Local Government Officials and Entities    18
4.California Lobbyist Rules    19
5.Lobbyist Rules in other Jurisdictions    19
G.Foreign Corrupt Practices and Anti-Corruption Policy    19
H.Emails and Email Review, Internet and Social Networks Usage and other Similar Media    21
I.Training    22
II.PERFORMANCE OF INVESTMENT ADVISORY ACTIVITIES AND TRADING PRACTICES    23
A.Investment Advisory Activities    23
1.General    23
2.Types of Clients and Investment Guidelines    23
3.ERISA Plans and City and State Governmental Retirement Accounts    24
4.Mutual Fund Restrictions    25
5.Account Reviews    25

B.Trading Practices    26
1.Best Execution    26
2.Directed Equity Brokerage    27
3.Wrap Accounts    28
4.Stepped-Out Equity Trades    28
C.Order Aggregation, Order Allocation and Other Order Handling Policies and Procedures    28
1.Order Aggregation – Block Trading    29
2.Equity Order Rotation    29
3.Order Allocation Factors    29
4.Cross Trades    31
5.Trade Errors and Corrections    32
6.Soft Dollars    33
7.Initial Public Offerings of Equity, Convertible or Debt Securities and Loans    33
8.Pricing and Valuations    33
9.Risk Management    34
III.MARKETING, ADVERTISEMENTS AND COMMUNICATIONS WITH CLIENTS AND OTHERS    35
A.Advertising and Other Marketing Activities    35
1.Overview    35
B.Marketing Materials    36
1.General Rules on Content    36
2.Specific Prohibitions under the Advisers Act    37
3.Lists of Advisory Clients    37
4.Past Recommendations and Lists of Specific Securities    37
5.Partial List of Profitable Recommendations    38
6.Performance Data - Actual and Model    38
7.Model or Hypothetical Performance Disclosure    39
8.Using Model Fees in Performance    40
9.One-On-One Presentations    40
10.Information Provided to Consultants    40
11.Internet Advertising    40
12.Reprints of Articles and Rankings    40
13.Mutual Fund Marketing Material    41
14.Private Fund Marketing    41
15.Collateralized Obligations Marketing Materials    44

16.Non-U.S. Marketing Materials    44
C.Communications with Clients and the Public    44
1.Client Complaints    44
D.Outside Solicitors and Referral Fees    44
1.General Rule    44
2.Unaffiliated Third Party Solicitors    45
3.Affiliated Solicitors    45
4.Registration of Solicitors    45
5.Marketing Outside the United States and Payment of Referral or Other Fees    46
E.Registered Representatives    46
1.General Rule    46
IV.OTHER COMPLIANCE MATTERS    47
A.Proxy Voting Guidelines Policy and Procedures    47
B.Regulatory, Legal, and Other Inquiries    48
1.Requests from Regulatory Authorities    48
2.Press Inquiries    48
3.Subpoenas or Other Legal Process    48
4.Reportable Events    48
C.Client Contract Procedures    49
1.Investment Advisory Agreements    49
2.Side Letters    49
3.Mutual Fund Advisory Agreements    49
4.ERISA Client Advisory Agreements    50
D.Advisory Fees    50
1.Performance Fees    50
2.Wrap Account Fees    51
E.Privacy of Client Information    51
1.Policy    51
2.Privacy Policy Procedures    52
3.Red Flag Rule    52
F.Custody of Client Accounts and Assets    53
G.Federal and Securities Law, Reporting and Renewal Requirements    54
1.Annual and Interim Reporting under the Adviser’s Act – Form ADV    54
H.Form ADV Part 2A and 2B – The Brochure and Brochure Supplement    54
I.State Registration Notification Filings    55

J.Ownership Reporting Under the ‘34 Act - Section 13d and 13f    55
1.Reports on Form 13F    55
2.Reports on Schedule 13D and 13G    56
K.Bonding Requirements    56
L.Business Continuity Planning    56
M.Cybersecurity    57
N.Anti-Money Laundering    57
O.Monitoring and Reporting Suspicious Activity    58
P.Sanctions    58
Q.FATCA    59
1.Introduction    59
2.U.S. Domiciled Investors    59
3.Off-shore Funds and Non-U.S. Separately Managed Accounts    60
R.Maintenance of Books and Records    60
1.Introduction    60
2.Client Information    60
3.Correspondence and Emails    61
4.Document Destruction Policy    61
Exhibit A Compliance Manual and Code of Ethics Acknowledgement    62

List of Nuveen Policies and Procedures 64

Introduction
Symphony Asset Management LLC (“Symphony” or the “Firm”), an Investment Adviser registered with the Securities and Exchange Commission (the “SEC”), is an indirect subsidiary of Nuveen Investments, Inc. (Nuveen and its affiliates are herein referred to as “Nuveen”) and TIAA (“TIAA”).
Symphony is committed to maintaining the highest ethical and legal standards in its business dealings and advisory activities on behalf of its Clients. As part of this commitment, each Symphony employee is expected to conduct themselves with integrity, and honesty, always placing the interests of the client first. These standards are also inclusive of and govern how employees of Symphony treat each other. Symphony believes that good compliance is good business and its culture stresses the importance of compliance with rules and regulation and abiding with high standards of business ethics. This responsibility extends to every officer, director and employee of Symphony (“Employees”) who are expected to understand and abide by the policies and procedures set forth in this Manual.
Symphony expects its Employees to:

•	Conduct business with integrity in accordance with its fiduciary obligations, including the duties of care, loyalty, honesty and good faith.

•	Place Client’s interests first and treat all Clients fairly.

•	Not use knowledge about current or pending Client or portfolio transactions for personal profit.

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Keep confidential and not disclose and/or use except in connection with Symphony’s business, directly or indirectly, any confidential information, including information about Clients, the investment management process, and material non-public information.

•	Conduct personal securities and financial transactions in a manner that avoids an actual, potential, or appearance of a conflict of interest or any abuse of trust and confidence.
This Compliance Manual (the “Manual”), which incorporates the Code of Ethics (the “Code of Ethics” or the “Code”), can be found on Symphony’s SymShare drive under Compliance (the “Compliance Shared Folder”) and provides the framework for the legal and ethical obligations of the Firm and its Employees. It provides Employees with the Firm’s guidelines, policies and procedures applicable to Symphony’s investment management activities. Procedures governing specific businesses, such as portfolio management, trading, marketing and client services will also be distributed to Employees involved in such activities. Employees are expected to comply and be thoroughly familiar with the policies and procedures set forth in the Manual and/or distributed specifically to their business. The Manual and specific policies and procedures will be revised and redistributed from time to time.
In addition, Nuveen has adopted various policies and procedures which are applicable to Symphony’s Employees and may be broadly summarized in this Manual, but must be carefully read. These policies and procedures, which are referred to in the Manual, are available on Nuveen’s Information Center website (“Nuveen’s Information Center”) under Enterprise Wide Policies in the Compliance Department section.

As detailed in the Table of Contents, the Manual has been divided into four parts. Part I sets out Symphony’s Code of Conduct and the obligations of its Employees. Part II is applicable to portfolio management and trading, Part III applies to marketing and client service and Part IV reviews various other laws and rules governing how Symphony does business.
The regulatory framework pursuant to which Symphony conducts its business can be found in the federal and state securities laws, rules and regulations. The federal securities laws that govern Symphony’s day to day investment advisory business are:

•	The Investment Advisers Act of 1940 (the “Advisers Act”) which sets out the rules and regulations applicable to Symphony as a Registered Investment Adviser.

•	The Investment Company Act of 1940 (the “‘40 Act”) which regulates Mutual Funds.

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The Securities Act of 1933 (the “‘33 Act”) which sets forth the laws and regulations governing the issuance and sale of securities, including the Firm’s sponsored hedge funds and collateralized loan or debt obligation vehicles (“CLO’s”).

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The Securities Exchange Act of 1934 (the “‘34 Act”) which contains the laws and regulations governing inside information, markets, margin, proxies, tender offers and reporting by public companies, among other things.

In addition to the above mentioned federal laws, rules and regulations, each state has its own securities laws, known as “Blue Sky” laws, which govern how securities can be sold within each state as well as laws regulating investment advisers. Certain other federal laws and regulations such as the Employee Retirement Income Security Act of 1974 (“ERISA”), Patriot Act’s rules and regulations with respect to sanctions and designated persons issued by the Department of the Treasury’s Office of Assets Foreign Controls (“OFAC”), the U.S. Foreign Corrupt Procedures Act, and IRS rules, such as the Foreign Account Tax Compliance Act (“FATCA”) are also applicable. The laws of Canada and other jurisdictions where Symphony does business may also apply. These laws, rules and regulations and their applicability to Symphony’s business will be referred to throughout this Manual.
In situations where the proper course of conduct is not clear, or whenever there is a question as to the propriety of a particular course of conduct or interpretation of the Firm’s policies and procedures, the General Counsel, Chief Compliance Officer or Compliance Manager (“Compliance”) should be consulted.
Any Employee who becomes aware of any actual or potential violation of or non-compliance with any of the policies and procedures in this Manual should contact Compliance immediately.

I.	CODE OF CONDUCT

A.	General Statement of Compliance and Overview of Regulatory Environment
As a Registered Investment Adviser, Symphony is required to adopt, maintain, and enforce written policies and procedures which are reasonably designed to prevent violations of the Advisers Act, together with a system for monitoring compliance with these policies and procedures. Since Symphony is registered with and conducts business in various states and Canada, the Firm must not only comply with the federal securities rules and regulations, including the Advisers Act, but also with the comparable provisions and rules that may apply under the laws of the various states and jurisdictions where the Firm does business. When acting as an adviser or sub-adviser to open-end and closed-end mutual funds, it must be aware of the laws, rules, and restrictions set forth in the ‘40 Act applicable to Symphony’s management of these accounts. In addition, when managing accounts of Employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), it must comply with all the applicable provisions of ERISA, the Internal Revenue Code of 1986, and the rules adopted pursuant to those laws. When marketing or providing services to non-US clients, the laws and rules of the Clients’ jurisdictions may apply. When these laws and rules are applicable to a business policy or procedure referred to in the Manual, they will be discussed. Any questions about these laws and rules should be addressed with Compliance.
As an affiliate of Nuveen, Symphony’s business activities are governed by certain policies and procedures adopted by Nuveen, all of which are listed on Exhibit B attached here. The Code of Ethics sets out the rules for personal trading, including pre-clearance of securities transactions and Employee potential conflict of interest reporting requirements. Symphony’s Code of Ethics supplements the Nuveen Code of Ethics and to the extent it is more restrictive, the Symphony Code of Ethics governs.
Symphony is also subject to the anti-fraud provisions of the federal securities laws which prohibit the Firm and its Employees from: (i) employing any device, scheme, or artifice to defraud a Client; (ii) making any untrue statement of a material fact to a Client or omitting to state a material fact necessary to make the statement made in light of the circumstances under which they are made not misleading; (iii) engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or (iv) engaging in any manipulative act or practice with respect to a Client. This Compliance Manual sets forth policies and procedures for compliance with anti-fraud laws so that all Employees are aware of these laws as they conduct business at the Firm.
As a Registered Investment Adviser, Symphony has a fiduciary duty to its Clients, which includes (i) rendering impartial advice; (ii) making suitable recommendations to Clients in light of their needs, financial circumstances and investment objectives; (iii) exercising a high degree of care to ensure that accurate and adequate representations and other information about investments are presented to Clients; (iv) having a sufficient basis for all recommendations and representations; (v) refraining from actions or transactions that conflict or may conflict with interests of a Client, unless the conflict has first been disclosed to a Client and the conflict waived, as permitted by law; and (vi) treating all Clients fairly and equitably. This fiduciary duty applies to Symphony’s Clients, who include, but are not limited to, Firm sponsored U.S. and non-U.S. hedge funds (collectively “Private Funds”) and CLO structured finance vehicles, institutions, corporations, governmental and ERISA retirement, and pension plans, open-end and closed‑end mutual funds, unit trusts, endowments, supra-national agencies, and high net worth individuals, as well as wrap accounts sponsored by unaffiliated broker/dealers. This Compliance Manual sets forth policies and procedures for compliance with the Firm’s fiduciary responsibilities so that Employees who provide services to Clients are aware of their responsibilities.
A breach of any of the above duties and obligations could, depending on the circumstances, expose the Firm, its officers, and any Employee involved to SEC, other regulatory and/or state disciplinary actions, and to potential criminal and civil liability, as well as subject the Employee to disciplinary action up to and including termination of employment.

B.	Administration and Annual Review of Policies and Procedures, Code of Ethics, and Employee Accounts and Trading Policies
Symphony has established the written policies and procedures set forth in this Manual or distributed to a specific business and assigned responsibility for oversight and enforcement of these policies and procedures to its senior management team and Chief Compliance Officer. Meeting its obligations to Clients and compliance with these policies and procedures is a top priority of the Firm’s management and is a key responsibility of each Employee.
The Chief Compliance Officer, with the assistance of his/her designees, will be responsible for administrating and reviewing compliance with the Code of Ethics, trading and marketing policies and procedures, and the other policies and procedures set forth in this Manual or otherwise distributed, at least annually assessing their adequacy and effectiveness. In accordance with the Advisers Act, the Chief Compliance Officer will report to the Chief Executive Officer and President at least annually on the results of the review and whether such policies and procedures have been reasonably designed to ensure compliance with the federal securities rules and regulations. The report may include suggestions for improvements and/or changes to these policies and procedures and information on the resolution of any violations that may have occurred during the year.
C.    Annual Acknowledgement
Each Employee is required to read the Manual and complete, sign, and return to the Chief Compliance Officer an Acknowledgment of Review of the Compliance Manual and Code of Ethics (the “Acknowledgment”). Employees are required to sign and return an acknowledgement upon joining the Firm and on an annual basis thereafter.
The Acknowledgment requests, among other matters, a confirmation that each Employee has read, understands, and will comply with the policies and procedures in the Manual. The Employee must disclose in the Acknowledgement whether he/she has been subject to any disciplinary actions by the SEC, the Commodity Futures Trading Commission, any state regulatory authority, self-regulatory organization or foreign regulatory authority, has been charged in any legal proceeding with conduct that would constitute a basis for disciplinary action by a securities regulatory body, or indicted for a felony or any act of fraud or dishonesty involving money. Employees who do not return the Acknowledgment in a timely manner may be subject to disciplinary action.
As new policies and procedures are adopted or the current ones modified, they will be separately circulated, as will be information on new legal and other developments of interest. Whenever there are substantive changes to the Manual and/or the Code of Ethics, Employees will be asked to re-read the Manual and submit a new Acknowledgement. A copy of the Acknowledgement is attached (Exhibit A).
D.    Code of Ethics and Personal Trading
A summary of the Code of Ethics is set forth below and Employees are bound by the Code of Ethics and responsible for reading, understanding and complying with its requirements.

1.	Disclosure Obligations for Securities Accounts, Holdings and Transactions
The Code of Ethics (the “Code”) can be found on the Compliance Shared Folder as well as the Nuveen Information Center website. The Code was instituted by Nuveen and adopted by Symphony in recognition of its fiduciary obligations to Clients and to comply with the federal securities laws and regulations. All Employees are responsible for understanding and complying with the Code, as well as Symphony’s supplement to the Code, which is more restrictive. Unlike the Nuveen Code of Ethics, Symphony does not permit Employees to purchase individual securities and corporate bonds, except for a limited number of individual securities which may be purchased by Spouses of Employees and Registered Domestic partners, pursuant to the policy described below. For purposes of the Code, all Employees are designated as “Access Persons” (and for purposes of the Nuveen Code of Ethics, “Investment Persons” collectively with Access Persons, “Access Persons”) and must disclose all accounts in which securities are held or may be held by an Access Person or a Household Member. Access Persons must also report the securities held in such accounts and any securities acquired in a private placement through the on-line Code of Ethics system implemented by Nuveen to assist in monitoring personal trading under the Code. This disclosure occurs within 10 days of joining Symphony and promptly after opening a new Reportable Account, as well as annually. Household Members are defined in the Code as spouses, domestic partners, siblings, children, stepchildren, grandchildren, parents, stepparents, grandparents, and all in-laws who are expected to reside in the same household as the Symphony Employee for at least 60 days a year. All accounts must be held at Nuveen approved firms and accounts not held at such firms must be closed or transferred to an approved firm within 30 days of joining Symphony. Symphony’s Code of Ethics supplements the Nuveen Code of Ethics and to the extent it is more restrictive, the Symphony Code of Ethics governs.
The accounts that must be disclosed are all accounts in which an Access Person and Household Member have beneficial interest ownership in and/or exercise trading discretion or control and in which securities can be bought or held. For purposes of the Code, beneficial ownership means deriving direct or indirect monetary benefit from the purchase, sale or ownership of a security or account. See the Nuveen Code of Ethics for definitions of the capitalized and other terms such as Household Member, Reportable Account, Reportable Security, Investment Person (Access Person for purposes of this Manual), etc. In addition to providing a list of all securities accounts, all Employees and Household Members must submit a list of Reportable Securities within 10 days of joining the Firm and again within 45 days after the end of each calendar year through the Personal Trading Control Center system (“PTCC System”), which implements the Code of Ethics. Finally, all Reportable Transactions in Reportable Securities must be submitted quarterly through the PTCC System. A description of the information to be submitted, as well as exceptions to the reporting requirement, can be found in the Code. The Code is available from Compliance and is posted to the PTCC System.
Reportable Accounts include, among others:

•	All Managed Accounts.

•	Any Nuveen 401(k) plan account.

•	Any direct holding in a Nuveen Fund or TIAA Fund.

•	Any retirement account, health savings account (HAS) or 529 college savings plan that permits the purchase of any Reportable Security (such as company stock or Nuveen or TIAA Funds).
Exceptions to Reportable Accounts:

•	Charitable giving accounts.

•	Accounts held directly with a mutual fund complex in which non-Nuveen and non-TIAA Funds are the only possible investment.
Reportable Securities are any securities, including single-stock futures, except:

•	Direct obligations of the U.S. government (indirect obligations, such as Fannie Mae and Freddie Mac securities are reportable).

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

•	Money market funds.

•	Open-end mutual funds that are not advised or sub-advised by Nuveen.
Reportable Transactions are any transaction involving a Reportable Security, except:

•	Transactions in accounts over which the Access Person or Household Member has no direct or indirect influence or control, such as managed or discretionary accounts.

•	Transactions in Nuveen’s 401K plan or directly through BFDS as transfer agent, but not those in a self-directed 401K Plan Retirement Account.

•	Automatic dividend or reinvestment plans, unless the transaction deviates from the plan.

•	Transactions in U.S. or other sovereign governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

•	Transactions in money-market funds.

•	Transactions in open-end mutual funds that are not advised or sub-advised by Nuveen.
Symphony fulfills its reporting obligation by the receipt through the on-line PTCC System of electronic copies of statements and confirmations of all securities accounts for Access Persons other than accounts over which the Access person has no direct or indirect influence or control, and through quarterly and annual certification of each Access Person’s accounts.

2.	Personal Trading and Preclearance of Securities Transactions
Under the Code, Employees must request trade approval from Compliance, or “pre-clear”, before placing any personal securities transaction, other than those specifically exempted, through the PTCC System. As noted above, and with the exception described below for spouses and registered domestic partners, it is Symphony’s policy that Employees and their Household Members may not purchase individual equity securities or corporate bonds. Additionally, all purchases and sales of securities, including ETFs and Closed-End Mutual Funds, whether managed by Nuveen or others, by Employees are subject to preclearance. ETFs and Closed-End Funds must be held for a minimum of 30 days, unless sold at a loss. These rules apply to any Reportable Account and to all Employees and Household Members. Employees may sell securities owned prior to joining Symphony, as long as all such sales are pre-cleared through the Code of Ethics system. Employees may not purchase or sell any securities within the 7 day periods preceding and following the purchase or sale by Symphony for Clients of such security, or any related or equivalent security, such as an option. In the event of such purchase or sale, even if it has been pre-cleared, the Employee may be required to sell the security purchased or disgorge any profits from the sale. Spouses and Registered Domestic Partners of Employees (“Permitted Traders”) may execute five trades a month of individual securities in accordance with Symphony’s Procedures for Spouses of Employees and Registered Domestic Partners to Trade Individual Securities which is available on Symphony’s shared compliance drive. These procedures include, among other matters, the requirement that all such trades are done in accounts at Nuveen approved firms, they are pre-cleared, held for at least thirty days and the Permitted Trader agrees in writing to comply with all of Symphony’s policies and procedures, not trade on inside information, or front run Symphony’s Clients.
The only other exceptions to the preclearance rule are purchases and sales (i) executed in a managed or discretionary account, opened with Compliance approval, where an independent manager has full investment discretion over the Employee’s account; and (ii) any trade of up to 500 shares in aggregate over any period of 5 trading days in an ETF or closed-end mutual fund with a market capitalization of at least $5 billion (but not options or fixed income securities). Since Employees cannot purchase or sell individual securities, exemption (ii) in the preceding sentence can only be utilized by Permitted Traders or for sales of securities owned prior to employment at Symphony.
Employees should be aware that all private placement transactions by Employees or Household Members, including investments in non-public companies and in Firm sponsored and non-Firm sponsored private funds, hedge funds, or similar vehicles (including those advised or sub-advised by Nuveen affiliates), must be approved in advance by Compliance.
Employees are also not permitted to purchase securities in initial public offerings (“IPO”). The restriction on purchasing IPO’s includes discretionary/managed accounts. In addition, Employees should be aware that broker/dealers are not permitted to sell securities in any equity IPO, not just “hot issues”, to any individual at Symphony involved in providing investment advice or purchasing or selling securities for Clients. A detailed description of the personal trading rules can be found in in the Personal Securities Transactions section of the Code.
Employees who have questions should contact Compliance prior to taking any action involving purchasing, selling or receiving a gift of securities or otherwise not discussed in the Code of Ethics.

3.	Inside Information, Protection of Material Non-Public and Other Confidential Information, Prevention of Insider Trading and Tipping
3.1 Confidential Information
Symphony and its Employees may have access to confidential information, including inside information, as discussed below (“Confidential Information”). Confidential Information is

any information about: (i) companies, regardless of whether either the equity or bonds of such companies are traded in the public markets, which has not been publicly disclosed or was provided to Symphony with the understanding that it is confidential information; (ii) companies whose loans are analyzed in connection with a purchase, sale or on-going investment and the terms of such loans; (iii) public companies obtained other than through analyzing loans, inadvertently or otherwise; and, (iv) Clients including, but not limited to, investment advice, securities transactions and positions for Client’s accounts, social security numbers, and other sensitive non-public information. Whether or not a Non-Disclosure Agreement or Confidentiality Agreement is executed with the provider of the information does not change the fact that it is Confidential Information. Symphony has an obligation to establish, maintain, and enforce written procedures reasonably designed to prevent the misuse of material, non-public information by the Firm and its Employees. In addition, Symphony and its Employees have ethical and legal responsibilities not to disclose Clients’ Confidential Information.
For the purposes of this Manual, the term Confidential Information includes Inside Information.
3.2 Protection of Confidential Information
Confidential Information should only be disclosed on a strict need-to-know basis, such as for a valid business reason. Care should be taken in how and where Employees discuss, document, and store Confidential Information.
It is incumbent on each Employee to protect against the inadvertent disclosure of Confidential Information. Steps to protect against such inadvertent disclosure include:

•	Refraining from discussing such information in public spaces both within and outside the Firm, such as elevator banks, subways, taxis, restaurants as well as with family and friends.

•	Being careful not to leave sensitive material on desks, in conference rooms, and other public areas.
3.3 Inside Information
Symphony and its Employees may have access to information that is “material” and “non-public” each as defined below concerning a company whose securities are traded in the public markets or the trading market for its securities. Employees are prohibited from trading, either personally or on behalf of Clients, on the basis of such “Material Non-Public Information” (also known as “Insider Information”), whether as part of the individual’s duties on behalf of the Firm or otherwise. Employees are also prohibited from tipping or disclosing Material Non-Public Information, directly or indirectly, to others so that they may act on such information.
“Material” information means information (including price sensitive corporate or market information) that a reasonable investor would consider important in determining whether to make an investment decision to purchase, sell, or hold a security, or information that would be reasonably certain to affect the price of a company’s securities. Examples of Material information include, but are not limited to, financial forecasts or projections, earnings estimates, dividend changes, changes in management, major litigation, mergers or acquisitions, financial liquidity, potential bankruptcy, covenant breaches, etc.

Information is “non-public” if it has not been broadly disseminated or made available to the general public, such as by a press release carried by a major news service or public filings. Rumors, even if widespread or accurate, do not make inside information “public”.
3.4 Insider Trading
Employees are prohibited from trading, either personally or on behalf of Clients, on the basis of Material Non-Public Information (“Insider Trading”), whether as part of the individual’s duties on behalf of the Firm or otherwise. Employees are also prohibited from disclosing Material Non-Public Information, directly or indirectly (“Tipping”).
Although Insider Trading rules only deal with transactions in connection with the securities of publicly traded companies, Symphony’s policies cover Inside Information concerning companies whose securities are not publicly traded. Since many of the securities purchased, sold, or held by the Firm are for private companies, it is important that Employees understand that these policies not to disclose such information are equally applicable to Inside Information with respect to private companies and Clients. In addition, liability may exist under common law.
The federal securities laws deal with Insider Trading in the context of buying and selling securities, whether debt or equity, for public companies. Loans, which Symphony also purchases and sells, are not securities. However, trading securities based on non-public information concerning companies obtained in the context of trading or holding loans is still trading based on Inside Information and Employees are prohibited from trading or Tipping based on such information. Employees are reminded that they:

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Are prohibited from trading on Inside Information regardless of the source, which may include family members, friends, information that is overheard, or that has been passed to them while conducting investment research.

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May not trade for their own accounts or direct others to trade on their behalf, for their benefit or the benefit of others, while in possession of or after being exposed to Inside Information relating to the securities being traded.

•	Are prohibited from Tipping others either by sharing Inside Information or offering trading suggestions, recommendations or strategies based on Inside Information.
Violations of the Insider Trading laws can expose the Firm and its Employees to criminal and civil liability. Given the Firm’s access to Inside Information, Employees must also be aware of the appearance that they may have traded on Inside Information. An Employee who has any doubt as to whether he/she may be trading on Inside Information or Tipping should immediately discuss the situation with Compliance.
Employees who trade on or tip inside information may be subject to, without limitation, an internal or external inquiry, investigation or any other similar inquiry as to whether they may have traded or tipped such information, as well as disciplinary action by the Firm, up to and including termination of employment. Any such action can be taken at the Firm’s sole discretion.
3.5 Restricted List Procedures
Symphony maintains a Restricted List which includes a confidential list of privately and publicly traded companies and their securities of which Symphony has Confidential or Inside Information. Employees may not trade securities either for their own or Client’s accounts of such companies on the Restricted List or disclose any of the names of issuers and/or securities on the Restricted List. Loans issued by such companies on the Restricted List may be traded for Clients’ accounts unless there is a specific restriction on such trading.
In addition to the companies where the Firm has obtained Confidential or inside information, directly or indirectly, whether related to loans or otherwise, the names of publicly traded companies and their securities are also placed on the Restricted List when:

•	The Firm signs a Non-Disclosure or Confidentiality Agreement or “goes private” on SyndTrak Data Domain or other service;

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The company is an affiliate of Nuveen or a private company in which Nuveen’s parent has an investment and Nuveen Mutual Funds, ERISA accounts and certain Clients may not hold such issuer’s securities or loans;

•	Securities which, when aggregated with Nuveen’s entire holding, could exceed a poison pill trigger;

•	Securities or Issuers subject to OFAC Sanctions; and

•	Certain securities may also be restricted for purchase by specific clients as specified in such client’s investment guidelines.
Compliance has oversight responsibility for the Restricted List. Any Employee who learns of, has access to or is given Confidential or Inside Information must immediately notify Compliance so that the company can be added to the Restricted List.
3.6 Expert Network Compliance Program
Symphony may utilize the services of Expert Network Consulting Firms and their consultants (“Consultant” and collectively the “Consulting Firms”) to provide investment research and market information on potential and existing investments. Symphony has adopted policies and procedures to prevent receiving or the appearance of receiving Inside Information from Consulting Firms. A summary of the policies and procedures relating to Employee’s interactions with Consulting Firms is set out below so that any Employee who deals with a Consulting Firm understands his/her obligations:

•	Prior to speaking to a Consulting Firm, the Employee should check with Compliance to ascertain if such Consulting Firm has been approved as a firm with whom Symphony will conduct business.

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Prior to any discussion with an approved Consulting Firm, the Employees must provide Compliance with the name of the Consultant and Consulting Firm, a short summary of the expected nature of the conversation, and companies and topics to be discussed.

•	Compliance pre-approves any discussions with consultants.

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At the beginning of a conversation between the Employee and an approved Consulting Firm, the Employee should make it clear that he/she does not want to be provided with Inside Information on publicly traded companies, directly or indirectly. If the Consulting Firm inadvertently provides Inside Information on publicly traded companies during the conversation, the conversation should be ended and the matter reported to Compliance, the Co-Head of Credit Research, and the COO,

who will determine whether to restrict the securities and/or notify the Consulting Firm.

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For purposes of monitoring the appropriateness of the content of the conversations with Consulting Firms, Employees should understand that Symphony’s Compliance Manager, Co-Head of Credit Research, COO, or Director of Operations may periodically join or listen in on calls.

•	Employees who deal with Consulting Firms will receive targeted training on how to avoid receiving Inside Information and will be required to review these policies annually.

•
If Compliance determines that an Employee may have violated any of the above policies and procedures, improperly obtained Inside Information from a Consulting Firm, or may have improperly traded on Inside Information, it will immediately notify Symphony’s Chief Executive Officer, President, the CCO, COO, and the Co-Head of Credit Research, as appropriate, to determine what actions to take. Symphony’s actions could include a fine, disciplinary action, and/or terminating the Employee, terminating the relationship with the Consulting Firm, restricting trading of the securities of the company with respect to which Inside Information may have been provided, notifying the governmental or regulatory authorities, and/or any other appropriate action.

E.    Conflicts of Interest

1.	Introduction
It is not possible to provide a precise or comprehensive definition of a conflict of interest. One factor that is common to all conflict of interest situations is the possibility that an Employee’s actions or decisions may pose actual or potential conflicts between or among the interests of the Firm, its affiliates or Clients and/or the Employees’ own personal interests. Conflicts of interest can occur in a variety of different ways. For example, a conflict may arise when there is an opportunity to give preferential treatment to one Client or portfolio relative to another because the Employee has a personal investment in that portfolio and not in others, an Employee may receive higher compensation based on the performance of one portfolio over another, one account pays a performance fee which could result in a higher fee paid, or one account belongs to a friend, relative or other party with whom the Employee has a relationship or association. Taking advantage of information such as a current or pending Client trade for personal profit, which is known as “front running” is another example of a conflict of interest and a violation of the securities laws, as is favoring suppliers or vendors in which the Employee or immediate family member has an interest over others.
Employees are obligated to avoid conflicts of interest and to fully disclose all facts concerning any conflicts that may arise. Questions regarding potential conflicts should be fully discussed with his/her supervisor and Compliance.

2.	Outside Directorships and Business Activities
Employees may not serve on the Board of Directors of any publicly traded company or engage in outside business activities without first discussing the outside business activity with their supervisor and receiving prior approval from Compliance and then submitting and receiving approval through Nuveen’s PTCC System. Outside business activities include serving as a director for any company (public or private), serving on a board or committee of a municipal entity, running for political office, serving on an investment committee for any entity, including a non-profit organization, acting as a finder or capital raiser for a private company or fund, serving as a condo or cooperative building board member, serving as a FINRA arbitrator, serving as an expert witness, acting as an attorney, tax preparer, or insurance broker, acting as a mortgage or real estate broker, or otherwise participating in any profit-seeking activity involving the purchase, sale, or development of commercial or residential real estate (aside from residential property that is primarily for personal use), and engaging in part-time work. All outside business activities, including requests for approval, must be submitted first to employee’s manager and Compliance and then, if approval has been granted by Symphony, to Nuveen through Nuveen’s PTCC System. Any termination or change in the nature of the participation must also be submitted through Nuveen’s PTCC System.
See also Nuveen’s Outside Activities Policy, which sets out the policy in greater detail.

3.	Gifts and Entertainment
Nuveen has adopted a Business Gift and Entertainment Policy which employees must follow, except that any Symphony rules that are more restrictive apply to Symphony’s employees. Nuveen’s Business Gift and Entertainment Policy can be found in the Compliance Shared Folder and on Nuveen’s Information Center
Employees are reminded that no employee may accept from or give gifts to a single person or entity that does business with or on behalf of the Firm or Nuveen, or to or from any Client, which exceeds a market value of $100 a year, either as an individual item or in the aggregate. The receipt and giving of gifts must be reported through the Code of Ethics system.
Business entertainment events include, but are not limited to, reasonable meals, sporting events, golf outings theatre tickets and other events in which a Business Relationship or Employee of Symphony and any guests that may accompany such Business Relationship or the Employee participate.
Receipt of entertainment from clients in excess of $50, such as meals, tickets to sporting events, theatre tickets, etc. must be reported through Nuveen’s PTCC System. Hosting entertainment is reported through the expense reimbursement system.
Employee’s should also be aware of the appearance of providing expensive meals, wine or tickets to Clients. In addition, Nuveen’s and the Firm’s policy requires that the receipt of Special Entertainment which is unique, frequent or lavish enough to present or create the appearance of a conflict of interest or other impropriety must be approved in advance through the PTCC System.
Employees should also be aware that other institutions may have different limits on the value of entertainment that their employees may receive and should use their best efforts to determine such limits. Those Employees who work with state or public retirement plans or other government accounts should be aware of specific entertainment limits under state laws. In addition, for Taft Hartley Clients, the Department of Labor requires the yearly reporting of payments or other things of value, such as meals, tickets to sporting or other entertainment events, paying golf fees, travel expenses and/or reimbursements in excess of $250 per year to unions, union officers, union employees and union agents. For these reasons, prior to entertaining individuals associated with state or public pension plans, other governmental accounts, or Taft Hartley Clients or participating in charitable events sponsored by these Clients, Compliance should be consulted in advance for a detailed description of what is covered by the rules and must be disclosed.
See also list of Nuveen’s policies on doing business with Taft Hartley clients and Doing Business with Government Entities, which can be found on Nuveen’s Information Center.
Prior to providing Business Entertainment or Gifts to any Government official which includes Board Members or personnel of State Retirement Plans, Sovereign Wealth Funds or Government controlled enterprises, Compliance must be consulted so that the rules that govern such entertainment are not violated.
To the extent that Symphony’s limits on travel and entertainment are more restrictive, Symphony’s rules are the ones that must be complied with.
F.    Pay-to-Play Policy and Lobbying Rules
Employees must follow the policies below when meeting with, providing gifts or entertainment to, or making political contributions to officials or representatives of non-federal US government entities.

1.	Pay-to-Play Background
Rule 206 (4)-5 of the Advisers Act, commonly known as the “Pay-to-Play Rule”, limits the ability of investment advisers to use political contributions to influence a Government Official who is, directly or indirectly, responsible for or has the ability to influence (i) the hiring of an adviser by a public pension plan or other Governmental Entity; or (ii) who has authority to appoint the person who is directly responsible for or has the ability to influence the hiring of an adviser. In addition, the Pay-to-Play Rule, which covers Symphony and its Employees, makes it unlawful for an investment adviser or Access Person to provide investment advisory services for compensation to a Government Entity within two years after a Political Contribution is made in excess of certain amounts to an official of the Government Entity. The Pay-to-Play rules include any Governmental Entity which is an investor in a Private Fund, structured finance vehicle or other similar comingled fund, and no Political Contributions can be made in excess of the amounts set forth below with respect to those Government Entity investors. All Symphony Employees are considered Access Persons under the rule and must comply with its provisions.
For purposes of the Pay-to-Play Rule:

•
“Government Official” is defined as any person who, at the time of the contribution, was an incumbent, candidate, or successful candidate for elective office and his/her election committee. This includes any board members, trustees or any personnel of a state or local retirement plan.

•
“Government Entity” is any state or political subdivision, agency, authority or instrumentality of the State that has authority over a pool of assets sponsored or established by such state entity including a defined benefit plan, a plan or program of such government entity and its offices, agents and employees acting in their official authority.

•
“Political Contribution” can include any gift, subscription, loan, advance, deposit of money, or any item or service of value contributed to influence any election, payment of debt incurred in connection with such election, transition, or inaugural expenses.

2.	Pay-to-Play Policy
The Pay-to-Play Rule prohibits Employees from making any Political Contributions to any state or local Government Official or Government Entity. This rule also applies to any Political Contributions made to a third party, a political action committee (PAC) or by a member of the Employees’ household. Soliciting others to make contributions as well as bundling of contributions is also prohibited. Political Contributions that are prohibited under the Pay-to-Play Rule may not be made indirectly. Nuveen has adopted a Pay-to-Play Policy which covers Symphony Employees, which is more restrictive than the Pay-to-Play Rule. Nuveen’s policy can be found on Nuveen’s Information Center. Pursuant to Nuveen’s policy the only exceptions to the Pay-to-Play Policy are that Political Contributions may be made:

•	To candidates for federal offices.

•	Of up to $150 to a Government Official regardless of whether the Employee is entitled to vote for such official. Primary and General Elections are counted separately.
(Note that under the SEC’s Pay-to-Play Rule, an Employee may contribute no more than $350 per election to a Governmental Official if the employee is entitled to vote for such official and $150 if the Employee is not entitled to vote for such official, but the Nuveen’s policy limit is $150 for both.) Since the Pay-to-Play Rule is only summarized above, any questions should be addressed to Compliance. All Political Contributions must be pre-cleared and entered in the PTCC System.

3.	Meetings with State and Local Government Officials and Entities
As noted above, Compliance must be notified in advance of any proposed gifts or entertainment involving (or meetings with) State or Local Government Officials or Entities (including state or local pension plans) so that the rules applicable to such officials or entity can be reviewed in advance to ensure they are not violated. Nuveen has adopted a Doing Business With Government Entities Policy which employees must follow. It covers meetings with and lobbying activities, as described below, aimed at state and local government officials. The policy can be found in the Symphony Compliance Shared Folder on the SymShare drive and on Nuveen’s Information Center

4.	California Lobbyist Rules
California laws require placement agents, which includes Symphony and certain of its Employees who act in connection with a potential investment by a local California pension system to register as lobbyists and file reports with the locality. The law also prohibits placement agents from accepting contingent fees in connection with an investment by a California state public pension system, which includes CalPERS and CalSTRS. Violation of the law is a misdemeanor. Symphony has established policies and procedures to enable it to comply with the law and register certain employees. Compliance, which manages and administers these policies and procedures, can provide a more detailed description of the law or answer any questions.

5.	Lobbyist Rules in other Jurisdictions
Other jurisdictions, including Los Angeles, San Jose, Oakland, San Francisco, New York State and City, as well as Chicago also have lobbying rules. Employees who solicit public pensions or other state or municipal governmental agencies should check with Compliance prior to contacting such entities to determine if they must register under any applicable state or municipal laws and rules to ensure compliance with any specific requirements.

G.	Foreign Corrupt Practices and Anti-Corruption Policy
Nuveen has implemented a Global Anti-Corruption Policy (the “FCPA Policy”), which Symphony has adopted, to address the anti-bribery provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA Policy is available upon request from Compliance and may also be found on Nuveen’s Information Center. The FCPA Policy applies to all Employees, not just those in Marketing, Client Services or those Portfolio Managers whose business activities may involve non-U.S. Clients, investors and business partners, including government officials who are specifically covered by the FCPA.
Symphony takes seriously its obligations under the FCPA, the U.K. Bribery Act (“Bribery Act”), and any other applicable anti-corruption laws. Corruption not only promotes poverty and prevents individuals and societies from reaching their economic potential, but also distorts the rule of law and the fair marketplace practices on which Symphony and other good “corporate citizens” depend.
In summary, Nuveen and Symphony’s policy, and the FCPA, prohibits Symphony’s officers and employees or third-party agents acting outside the United States from directly or indirectly paying or receiving anything of value, whether tangible or intangible (e.g. gifts, entertainment, travel expenses, charitable donations, political contributions, including making bribes or kickbacks, making a hiring decision, making any promise to pay, authorize payment, or accepting or soliciting any such payment to or from certain parties (a “Covered Recipient” or their designee) in order to influence or secure an improper benefit. In addition, when giving or receiving anything of value, Employees must carefully consider the appearance of the gift, not only whether it is in compliance with the letter of the law.
The policy and the FCPA define a “Covered Recipient” as a “government official” which term includes:

•	any employee of any government entity or subdivision, including elected officials;

•	any private person acting on behalf of a government entity, even if just temporarily;

•
officers and employees of companies in which a government owns an interest or holds majority representation on the entity’s governing board, or holds minority representation that provides effective control;

•	candidates for political office;

•	political parties and their officials; and

•	officers, employees, and representatives of public international organizations, such as the World Bank and the United Nations.
It should be noted that in certain countries and in certain industries an individual who may appear to work for a private entity may, in fact, be considered a government official, for instance a doctor employed by a state-owned hospital or an employee of a state-owned telecommunications company. Questions regarding whether an individual should be considered a Covered Recipient, which includes a government official, or something of value with respect to such individuals pursuant to Symphony’s Policy and the FCPA Policy should be directed to the Compliance Department, and in all events, Employees should err on the side of caution.
Additionally, for Employees interacting with prospective or current Clients or investors in the U.K., a “Covered Recipient” also includes private persons (i.e., non-government officials) in a business relationship with the Company from whom a benefit could be obtained as a result of an improper payment.
Symphony recognizes that the occasional exchange of business courtesies, such as modest gifts (but never cash gifts), meals and entertainment (including invitations to attend sporting events or holiday parties), is a common practice meant to create goodwill and establish trust in relationships. Therefore, this policy does not preclude, and is not intended to preclude, the giving or acceptance of such common courtesies, provided that (1) the value of the gratuity is nominal in relation to the circumstances in which it is offered and accepted, (2) the gratuity is in accordance with generally accepted business practices of the country and industry, (3) the gratuity is not intended to influence the business decisions of the person involved, and (4) the gratuity is consistent with the FCPA Policy. Employees should avoid any conduct that creates even the appearance of impropriety. An Employee who is offered or receives a gift of a nature that would contravene this policy should politely decline or return the gift.
To promote Symphony’s global distribution activities, Symphony may use Company Representatives in the ordinary course of business. All Company Representatives must be selected and vetted in accordance with the procedures detailed in the Policy on Relationships with Third-Party Representatives Acting Outside the U.S. that is included in the FCPA Policy. In summary, a Symphony Employee must complete a Third Party Questionnaire with respect to the Company Representative prior to doing business with them and submit it to the Compliance Department. All agreements with potential representatives or Company Representatives must contain specific FCPA/Bribery Act contractual provisions; and, no payments or sales may be made to any potential representatives or Company Representatives except pursuant to a written agreement. Annually, the Company Representative must provide Symphony with a notification certifying, among other matters, that the FCPA has been complied with.
Consistent with Symphony’s “zero tolerance” policy for corruption, Employees and third parties must comply with both the letter and the spirit of this policy. Any Employee or third party found to have engaged in conduct that this policy prohibits will face discipline, including potentially termination of employment or contract and/or referral to appropriate law enforcement authorities in the United States and/or other appropriate jurisdictions. Due to the absolute nature of this prohibition, no Employee or third party will suffer adverse consequences of any kind for reporting such conduct or for refusing to engage in the described conduct, even if such refusal results in loss of business to the Firm. On the contrary, the policy requires Employees and third parties to promptly report conduct that they believe, in good faith, violates this policy. Such reporting facilitates timely remediation by Symphony.
Employees and third parties are expected to be familiar with, and to regularly review this Policy and the FCPA Policy, Employees will receive regular training to guide their compliance with this policy. Designated employees will also be required to complete training online, which includes a quiz at the end. Fulfilling these training obligations is mandatory. Questions regarding the propriety of particular conduct can be answered by consulting the FCPA Policy, as well as the Compliance Department.
Symphony reviews its anti-corruption compliance policies and procedures, including internal controls and compliance programs, at least annually, and updates them as appropriate, taking into account relevant developments in the field and evolving industry standards.
See also Symphony’s Policy on Sanctions.

H.	Emails and Email Review, Internet and Social Networks Usage and other Similar Media
Employees should understand that Symphony considers all email correspondence, including texts and instant messages (collectively “Emails”) sent from or received on the Firm’s distributed electronic devices to be the property of the Firm. All Emails are considered the books and records of the Firm and are subject to review. Employees must remember that Firm-provided internet access for Emails is for business use. In addition to the Firm’s Email policy, Nuveen has an Electronic Communications Policy, which is summarized below. All Symphony Employees are responsible for following Nuveen’s policy as well as Symphony’s. Nuveen’s policy may be obtained from the Compliance Shared Folder on SymShare and Nuveen’s Information Center. Employees who participate in the Symphony Personal Device User Agreement must execute the agreement as well as follow all the applicable rules set forth in this Manual, Nuveen’s Electronic Communication’s Policy and the Agreement. For those who do not participate, Symphony IT should receive all notices, not Nuveen’s IT or Service Support. Nuveen’s Electronic Communications Policy may be applicable to certain Symphony designated consultants. If Symphony’s policy set forth in this Manual is more restrictive, Symphony’s Policy is applicable.
Personal use of the Internet is to be kept to a minimum. The internet and use of the Firm’s electronic devices should not be used for personal business or in ways that are inappropriate or could cause embarrassment or subject Symphony to legal liability. Example of such misuse include, without limitation:

•	Transmission of sexually explicit or obscene images or messages; racial, ethnic or other slurs; anything that could be reasonably construed as harassment or harmful or insulting to others

•	Unauthorized transmissions of copying of materials of information belonging to Symphony or third parties

•	Any communication that is illegal, unethical or inconsistent with the Firm’s Policies.
Email reviews can include a random review of Employee correspondence to ensure compliance with Symphony’s and Nuveen’s policies and procedures or a targeted reviews in connection with a regulatory request, internal investigation, or otherwise. The Firm’s Email systems are for business use and any personal use should be kept to a minimum. In accordance with the Adviser’s Act, Emails are saved for at least 5 years.
Since Emails are retained and subject to discovery either by governmental or regulatory authorities or third parties involved in litigation, Employees should take care not to include statements that may be misread in hindsight as disparaging or inappropriate. A good rule of thumb is the less said the better and think before you send an Email.
Social networks, blogs, and other similar media should not be used to transact business, to discuss any work related items or solicit Clients. Employees are prohibited from divulging Nuveen or Symphony’s name or their position on Social Networks, except for professional networking sites such as LinkedIn. Any mention of Symphony should just be that the individual is an Employee of Symphony. Any questions should be addressed to Compliance.
I.    Training
At least once a year all Employees are expected to attend a Training Session in which the Firm’s Policies on Confidential and Inside Information and other matters relating to Employee obligations to Symphony and its Clients as well as regulatory developments will be discussed. In addition, during the year, as appropriate, certain Employees in specific departments will receive training on new developments in their areas. Employees are also expected to complete Nuveen’s training modules on such matters as the Code of Ethics, Sexual Harassment, Information Security, Money Laundering, and Sanctions, within the required time frame.

II.	PERFORMANCE OF INVESTMENT ADVISORY ACTIVITIES AND TRADING PRACTICES
A.    Investment Advisory Activities

1.	General
This Part will discuss Symphony’s policies and procedures with respect to Investment Guidelines and Trading Practices, including Best Execution, Allocations, Aggregation of Orders, Order Rotation and Handling, Directed Equity Brokerage and Equity Step-outs, Cross Trades, Trade Errors and Soft Dollars as well as applicable laws and rules. The specific procedures will be distributed separately to the applicable departments. Portfolio Managers are responsible for ensuring that each Client’s account is managed in accordance with their investment objectives and guidelines, the terms of the Advisory Agreement or the Offering Memorandum, legal requirements such as ERISA, and any other specific restrictions. Symphony must have reasonable grounds for believing that the investment strategy chosen by the Client is suitable based on Symphony’s knowledge of the Client’s stated and current investment needs, financial position, ability and willingness to accept risk and any other available relevant information. When Symphony is a sub-advisor to a mutual fund, the mutual fund advisor and or/the broker/dealers who sell the fund to customers determine if the strategy is suitable. Suitability for wrap account Clients is determined based on information that the wrap client provided to the wrap sponsor.
Although Operations, among other matters, settles trades and Compliance provides oversight and advice on the applicable federal and state securities laws, rules and regulations, it is the Portfolio Managers and Traders who decide which securities and loans should be purchased and sold (whether long or short), over-the-counter derivatives transactions entered into, positions hedged and/or whether to hedge and the amount of leverage, who must be aware of Client’s Investment Guidelines and the applicable laws, rules and regulations as they buy and sell securities or loans, or enter into derivative and hedging transactions for Client accounts.

2.	Types of Clients and Investment Guidelines
Symphony provides Investment Advisory Services to a wide range of Clients. Clients may be institutions, corporations, governmental and ERISA retirement and pension funds, high net worth individuals, Private Funds, open-end and closed-end mutual funds either advised by Nuveen or advisors unaffiliated with Symphony, unit trusts, endowments and supra-national agencies. Symphony also manages separate accounts for institutional investors, and acts as collateral manager for Collateralized Loan Obligations which it structures and privately places through Broker/Dealers. It also provides investment advice to “wrap accounts” for individuals sponsored by brokerage firms. The Investment Guidelines for many of these accounts may be based on asset class, specific sector and industry groups, and/or credit risk. The guidelines may be further refined based on whether it is a long-only or long/short strategy, includes hedging and leverage, and different risk parameters. The guidelines are set forth in the offering documents for Private Funds and in the Investment Advisory Agreement (the “Advisory Agreement”) for other Clients.

Certain separately managed ERISA, state and government retirement and mutual funds accounts may have specific additional restrictions which Portfolio Managers and Traders must be aware of. These restrictions are often contained in the Investment Guidelines for such accounts or are imposed by law.
ERISA accounts have specific restrictions under ERISA, some of which are discussed below. In this context it should be noted that Private Funds may be governed by ERISA if more than 25% of the assets under management in a Private Fund are held by ERISA accounts. Certain CLOs and CDOs restrict purchases by ERISA accounts and prior to purchasing these instruments for ERISA accounts the offering memorandum or similar documents should be carefully reviewed.
Care must be taken to be sure that the investments in an account comply with the Investment Guidelines. For certain accounts, Compliance or Operations will notify the Traders and Portfolio Managers when the investments in an account are close to exceeding a “bucket” or violating a specific restriction. In addition, at the end of each day, Operations will send a list of trades for each account to the Portfolio Manager who should check if the day’s trades were placed in the correct account and whether the guidelines for the account have been adhered to.

3.	ERISA Plans and City and State Governmental Retirement Accounts
When a Client is an employee benefit plan subject to ERISA, Symphony, as an investment manager to the plan, is considered a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and the Department of Labor (“DOL”) rules and interpretations.
As a plan fiduciary, Symphony must manage ERISA plans:

•	Solely in the interests of the plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses;

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With the “care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims”;

•	To minimize the risk of large losses through diversification of asset classes, unless under the circumstances it is not prudent to do so; and

•	In compliance with the plan documents to the extent consistent with ERISA.
3.1 Prohibited Transactions and Symphony as a QPAM
Symphony must avoid any self-dealing transactions and not cause or permit the plan to engage in prohibited transactions (“Prohibited Transactions”), unless the transactions are exempted from the Prohibited Transaction rules by a DOL order or rule. Prohibited Transactions are generally transactions with other plan fiduciaries or parties with a relationship to the plan such as the employer or union sponsor, plan trustees and certain service providers to the plan such as broker/dealers, custodians etc. These parties are referred to in ERISA as “parties in interest”. It should also be noted that the Prohibited Transactions rules also contain specific rules on how new issues can be purchased for ERISA accounts.

In advising an ERISA plan, Symphony generally relies on the QPAM or “qualified professional asset manager” exemption from the Prohibited Transactions rule. The QPAM exemption can be summarized as permitting Symphony as a QPAM to enter into transactions on behalf of the ERISA account with parties in interest, since as a QPAM Symphony is making an independent decision to enter into the Prohibited Transaction.
Taft-Hartley plans are ERISA plans and are governed by ERISA. As noted above, any Private Fund in which more than 25% of the assets under management are held by ERISA plans are considered ERISA accounts.
City and State retirement and pension plans are governed by state law and not ERISA. Some state laws mirror ERISA, but others do not and with the result that certain governmental retirement and pension plans may purchase loans and debt securities issued by an affiliate.
Any questions on the QPAM exemption, prohibited transactions and state and city retirement and pension plan restrictions should be directed to Compliance or the CFO.
As noted in Section II.A.2 above entitled Types of Clients and Investment Guidelines, Traders should also note that certain issuers may restrict ERISA accounts and plan assets from purchase of certain CLOs or loans. Prior to purchasing CLOs, loans or other non-registered securities for ERISA or plan assets accounts, the offering documents must be carefully reviewed.
Employees should be aware that new Department of Labor rules apply fiduciary standards to IRA accounts and recommending the purchase of a hedge fund or a mutual fund to a prospective client could violate these rules. Compliance will provide targeted training on these rules as appropriate. Since, as a general rule, Symphony provides discretionary advice to clients, pursuant to Investment Management Agreements, these rules will not be applicable.

4.	Mutual Fund Restrictions
The ’40 Act contains various requirements applicable to mutual funds, such as diversification requirements, procedures for trading with affiliated brokers, purchasing IPOs or other underwritten offerings and cross trading. Nuveen mutual funds may also not purchase shares in IPOs or other underwritten transactions unless Nuveen Fund Management has approved such purchase and/or adopted a policy with respect to purchasing shares in IPO’s. Additionally, mutual funds are generally prohibited from transacting with broker/dealers affiliated with them and are subject to portfolio diversification restrictions in order to maintain compliance with federal tax code and the ‘40 Act.
Compliance has established policies and procedures for oversight through its surveillance of Investment Guidelines to ensure that the mutual funds managed by Symphony comply with the applicable restrictions.

5.	Account Reviews
Client accounts are reviewed on an ongoing basis for conformity with investment guidelines, asset allocation, industry and position limits and risk parameters. For the Private Funds and institutional accounts reviews are conducted by the portfolio management teams and ASG. For the wrap accounts reviews have been delegated to Nuveen Global. In addition, specific accounts may be reviewed based on such factors as (i) account performance; (ii)

rating or substantial price movement in the of securities held and (iii) changes in financial or other conditions of the Client. Account reviews are documented and maintained in accordance with the Firm’s Books and Records policy.
B.    Trading Practices

1.	Best Execution
Symphony has adopted policies and procedures regarding the best execution of Client orders. Symphony’s Portfolio Managers and Traders should be acquainted with and comply with these policies and procedures, which, as noted above, will be distributed separately.
There is no formal definition of the term “best execution” in the securities laws. Best execution of trade orders contemplates not only best price after considering commissions, broker/dealer markups and markdowns and other costs, if any, but also the range and quality of the broker/dealers’ service in placing and settling the trade. The fact that a price is the best price is not the same as best execution. Factors that go into an analysis of best execution include:

•	For equity securities, an assessment of which competing market, market maker or electronic trading system offers the most favorable terms of execution;

•	Speed of trade execution;

•	Quality of trade execution;

•	Broker/dealer’s ability to provide liquidity in the market while minimizing market impact;

•	The efficiency and accuracy of trade clearance and settlement;

•	Broker/dealer’s history of trade errors and the willingness to correct mistakes;

•	Commissions and other fees charged on trade;

•	Frequency of and amount of price improvement on trade;

•	Broker/dealer’s ability to handle various sizes of transactions, block and difficult orders such as foreign securities, odd lots and thinly traded securities;

•	Maintaining the anonymity of Symphony’s trades;

•	Broker/dealer’s ability to accommodate special needs, including stepping-out transactions;

•	Quality of research provided by the broker/dealer (including economic forecasts, fundamental and technical advice on individual securities, valuation advice and market analysis); and

•	Reliability, reputation, integrity and financial condition of the broker/dealer executing the trade.
These factors may have different weight when trading different asset classes and some may be more applicable to one asset class than another. For example, in purchasing loans which do not settle on trade date plus three, but settle at a later date, the financial condition of the agent or seller is a more important factor. In trading loans, high yield or convertible securities another factor considered is the ability of the broker to provide liquidity since the loan, high yield or convertible securities may not be broadly traded. To deal with these financial concerns, for all counterparties, Symphony regularly reviews financial information on brokers and sets appropriate trading limits. See Section II.C.9 entitled Risk Management.
In connection with evaluating best execution for equity trades, Symphony uses a third party Transaction Cost Analysis (TCA) provider to assist in its review of the brokers used for trading and best execution.  Symphony compares the price received with both the midpoint of the Bid/Ask spread at the time of order arrival in the Order Management System (“OMS”) and the Volume Weighted Average Price (interval “VWAP”) of all trades in the market. When making an assessment of best execution, estimated trade difficulty is taken into account to more properly measure Symphony’s implementation practices and broker contribution to the trading process. Other metrics and industry data available from independent services are also, reviewed to help Symphony refine and modify its trading practices as changing market dynamics warrant.
Compliance reviews various reports prepared by third party providers as part of their analysis of best execution. As part of its best execution review, Compliance may discuss the factors that go into an analysis of best execution listed above with the Trader. All best execution reviews are documented.
Symphony has established a Trade Oversight Subcommittee, which meets twice a year to review an assessment of broker/dealers prepared by the Traders and to discuss trading counterparty and execution issues. In the event the Subcommittee determines that a broker/dealer may not be providing best execution, remedial action may include:

•	Communicating with the broker/dealer to discuss and resolve questions, or

•	Reducing or eliminating the order flow to such broker/dealer.
Meetings of the Subcommittee and the review process are documented.
Operations also reviews financial information and regulatory history of new broker-dealers that a portfolio manager requests to execute trades with prior to such broker-dealers being considered an approved counterparty.

2.	Directed Equity Brokerage
In exercising discretionary authority over Clients’ accounts, Symphony selects the broker/dealers who execute trades. Certain Clients may request that Symphony execute all or a percentage of their equity trades through specific brokers/dealers (“Directed Brokers”). Clients who request Symphony use Directed Brokers should be informed when they notify Symphony to use a Directed Broker, that (i) a higher commission rate may be paid than that paid by other Clients of Symphony whose trades are executed through brokers/dealers with whom Symphony can negotiate commissions; (ii) the most favorable price may not be received or paid since their order will not be aggregated or blocked with other Symphony orders; and (iii) the order may be executed after other orders for Symphony’s Clients with the result that Client accounts with directed brokerage arrangements may not generate the same return as other accounts. As a means of dealing with the issues involving Directed Brokers, Symphony may use step-out arrangements pursuant to which the broker/dealer chosen by Symphony “steps out” the commission to the Directed Brokers. However, not all broker/dealers agree to step-out arrangements and not all trades can be stepped out. In addition, given the nature of the asset classes that Symphony purchases and sells for its Clients, it may not always be able to execute trades through the Directed Broker. See Section II.B. entitled Stepped-Out Equity Trades. This paragraph does not apply to convertible securities that trade like bonds.

3.	Wrap Accounts
Symphony participates as an investment advisor in a number of wrap-fee programs. In these programs, Clients typically pay a single fee for professional management of the account, custody and other account related fees and the cost of all transaction when the transactions are executed through the sponsor of the program. Generally, if a transaction is executed at a broker/dealer other than the sponsor of the program, the client may pay a ticket charge in addition to the commission, commission equivalent or other fees charged by the other broker. Symphony treats wrap accounts similar to accounts with Directed Brokers such that trades will generally be executed through the wrap sponsor, however, when seeking best execution (as described in the preceding section) Symphony may trade on a stepped out basis if permitted by the wrap sponsor.
Administration and supervision of the Wrap Account Program has been delegated to Nuveen, which executes trades for wrap clients, interacts with sponsors and their clients, and provides sponsors materials required to be provided such as Privacy Notices, ADV’s, etc. Nuveen is also delegated the responsibility for Compliance oversight, including monitoring guidelines, restrictions, and OFAC.

4.	Stepped-Out Equity Trades
As noted above, the Firm may use step-out trades for Directed Broker accounts or wrap accounts when it determines that stepping-out may facilitate better equity trade execution for certain client trades. Step-outs may also be used for ERISA accounts if the executing broker is a party in interest, to avoid violating the Prohibited Transaction rules. Step-out trades are placed at one broker/dealer who steps-out to another broker/dealer, the “step-in” broker, for credit. Step-out trades may benefit the Client by permitting Symphony to aggregate such Client’s equity order with its other Clients’ orders, providing the Client with the benefits of its order being included in a blocked order. In certain situations, it may benefit the Client by providing liquidity in executing the order. Symphony may also use step-outs to pay certain step-in brokers who provide research to Symphony for the benefit of Symphony’s Clients. This paragraph does not apply to convertible securities that trade like bonds.

C.	Order Aggregation, Order Allocation and Other Order Handling Policies and Procedures
Symphony has adopted the following policies and procedures to allocate investment opportunities fairly and equitably among its Clients. Although Order Aggregation applies primarily to equity securities, if, on occasion, separate orders are placed for the same debt security (including convertibles) or loan at the same time, debt security and loan traders should consider following similar procedures.

1.	Order Aggregation – Block Trading
As a general rule, all equity trade orders will be “blocked” or aggregated (also referred to as “batched” orders). However, certain Client orders, such as those with Directed Brokers,

wrap accounts and limit orders preclude effective blocking. In addition, a Portfolio Manager may decide that the order should be spread among a number of broker/dealers to preserve anonymity or for other reasons to improve order execution. Prices for blocked orders will be the average price received for the entire blocked order. Generally, when an order is not blocked it will be executed by the Trader in the order received from the Portfolio Managers.
If the equity trading desk receives orders for the same security from multiple Portfolio Managers, Traders should aggregate or block orders for the same security placed (i) at the same time; (ii) within approximately thirty (30) minutes of each other; or (iii) if the new orders represent more than 25 % of the Average Daily Volume (“the Blocked Order Period”). Notwithstanding the above, if during the Blocked Order Period a new order is placed and the first order is more than 40% filled, the two orders may not be blocked, but may be filled simultaneously. In addition, at the trader’s discretion, if after the Blocked Order Period, an order has not been filled and a new order is placed, the two orders may be blocked.
If during the Blocked Order Period, a Portfolio Manager enters an order on different terms than the order being worked, such as a limit or Volume Weighted Average Price order, the Portfolio Manager must document in writing prior to placing any such order, the rationale underlying such order. As a general rule, the two orders would not be blocked. The decision on whether to enter an order with special terms during the Block Order Period, or before an open order has been filled will take into account treating all clients fairly and equitably.
Traders should use an average price for blocked orders, even if the order is filled by the broker through multiple executions.

2.	Equity Order Rotation
Although most of Symphony’s equity orders are blocked, certain orders which cannot be blocked will be rotated. Examples of orders that are rotated are orders for wrap accounts or for Directed Broker Accounts.
For orders that are rotated, the equity Trading Desk will create, document, maintain and follow a schedule of accounts that will participate in the rotation. For wrap program accounts, however, the Nuveen Managed Accounts Group will create, document and maintain the rotation schedule. As orders are entered, accounts in a rotation schedule will be rotated together with the blocked orders so that the account or block in the first trade position will move to last for the next trade.

3.	Order Allocation Factors
Trade orders should be allocated to each Client account fairly and equitably, taking into consideration account specific factors relating to order allocations (“Allocation Factors”) including but not limited to:

•	Account capital value

•	Investment guidelines and objectives

•	Account specific restrictions

•	ERISA status

•	Account type

•	Risk tolerances

•	Cash availability

•	Liquidity requirements

•	Structured product portfolio tests

•	Fees or ticket charges

•	Issuer Concentration

•	Position size

•	Receipt of new capital or distribution of capital

•	Other specific trade or account considerations
Symphony considers the above Allocation Factors when building trade orders. The allocation process is described below. All accounts should be treated in an equitable manner regardless of the fee structure or the investor base of any particular account.

3.1	Allocations and Different Types of Accounts
Symphony manages several different types of accounts; for example, registered mutual funds, institutional accounts, ERISA accounts, incentive fee accounts, and investment partnership accounts in which employees or associates of Symphony or an affiliate may participate as investors.

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Because of different fee structures and employee investments in certain of the Private Funds, Symphony or a Portfolio Manager may be viewed as having a reason to favor the performance of one account over another.

•	Portfolio Managers should be sensitive to the appearance of favoritism when making allocation decisions.

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In order to avoid any appearance of inequity in the allocation of trades, transactions should be aggregated and prices averaged as often as possible, consistent with regulatory restrictions, including ERISA, where applicable.

3.2	Equity Securities
Although the Firm has discretion over trade allocations, as a general rule, orders for equity securities are allocated pro-rata based on account value across all accounts in the same strategy each day. If a Portfolio Manager decides that it is in the best interest of Clients to override the pro-rata allocation and allocate a greater or lesser quantity of shares to a specific account based on one or more of the Allocation Factors listed above, the reason for the override should be documented and provided to Compliance.
3.3 Fixed Income Securities and Loans
The Firm’s fixed income and loan strategies are influenced by a greater number of applicable Allocation Factors. As a result, these strategies do not lend themselves to adopting a specific allocation methodology. Although less systematic, fixed income and loan allocations should be made fairly between accounts. Because of the large number of applicable Allocation Factors, as well as price sensitivity, volatility, limited liquidity or other similar concerns, pro-rata allocations are generally not feasible for fixed income and loan transactions across different investment strategies. Although the Firm has discretion over trade allocations, each time a fixed income security or a loan is purchased or sold it should be fairly and equitably allocated among accounts based on applicable Allocation Factors. Any sale of a security being executed for credit concerns will generally be allocated pro-rata based on position value.
Fixed income securities and loans may be purchased for customer accounts either as new issues or in the secondary market. Initial allocations for new issues are dependent on the Order Allocation Factors described above. In the event that the total new issue allocation is a small par amount, Portfolio Managers may rotate new issue allocations among client accounts so that over time accounts are treated fairly and equitably. Since the allocation is determined in advance, partial allotments should be allocated pro-rata based on initial allocation quantities. Compliance will monitor the allocation of new issues for fairness.
3.4 Allocation Reviews
Allocation reports with respect to Fixed Income are reviewed on a regular basis. The results of the review and questions concerning allocations are documented.

4.	Cross Trades
When Symphony effects a trade between two accounts it manages, the trade is considered a cross trade. The Advisers Act specifically regulates two types of cross trades (“Regulated Cross Trades”). Although Symphony does not usually engage in Regulated Cross Trades, it is important that Traders and Portfolio Managers understand what a Regulated Cross Trade is to avoid inadvertently executing a Regulated Cross Trade without following the applicable rules and notifying Compliance prior to the trade. Regulated Cross Trades are described in Section II.C.4.1 below.
4.1 Regulated Cross Trades
For purposes of the cross trading rules, there are two types of Regulated Cross Trades:

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A “Principal Cross” is a transaction in which Symphony trades a security between a “Proprietary Account” – one that the Firm or its officers, directors, employees, or affiliates, including Nuveen affiliates, own collectively 25% or more of the interests in - and a client account. Any type of account Symphony manages, including limited partnerships and limited liability companies may be a Proprietary Account. This type of Cross Trade is executed “in house” and not by an independent broker/dealer.

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Agency Cross Trade: An “Agency Cross” is a transaction in which Symphony, or an affiliate controlling, controlled by, or under common control with Symphony, executes the trade for a commission or other monetary benefit, between two client accounts managed by Symphony.

4.2 Cross Trade Policies
From time to time, one account at Symphony may sell a security for one Client and purchase the same security for another Client by executing the trades through a broker/dealer or on rare occasions “in house”. Symphony has established the following policies for all Cross Trades:

•	Securities may not be crossed for either ERISA Clients, or for Nuveen or other mutual fund Clients;

•	Securities may not be crossed for Clients that prohibit cross trading for their account;

•	The trade price will usually be the end of day price, although on occasion, intraday prices may also be used as appropriate;

•
Although Symphony only occasionally enters into Principal Cross Trades between Proprietary Accounts and client accounts, in the event Traders or Portfolio Managers want to enter into a cross trade between a Proprietary Account and a Client account, Compliance must be notified prior to any such trade being executed, and the CIO and the client must both approve any such transaction in advance of the trade;

•	There is a process for Clients to provide written approval in advance for a Principal Cross Trade. Compliance can provide advice on the documentation required for advanced Client approval;

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For Agency Cross Trades, Client permission is also required, which can be a “blanket” approval but must be made prior to any cross trade involving the Client’s account. Compliance can provide the necessary documentation;

•	Operations must approve of the price in writing after the trade is executed; and

•	For all Cross Trades, a Cross Transaction Request Form available from Compliance must be filed out and returned to Compliance.

5.	Trade Errors and Corrections
If a potential trade error is discovered by the Trader or Operations, the error must be reported immediately to the COO, Compliance, Director of Operations or senior management as well as the portfolio manager who entered the risk, who will evaluate whether there was a trade error and quantify the impact of the error on the Client and determine the appropriate course of action, whether a trade cancellation, reallocation, or other action should be taken to correct the error. Symphony will request reimbursement from the broker/dealer or other entity for any losses incurred, but in any event the Client will be reimbursed. The resolutions of trade errors involving loans or unregistered securities prior to settlement may include selling out of the position or reallocating the loans or securities to another Client’s account, taking into account the best interests of Clients. Regardless of the method used to resolve trade errors, the underlying principal is that Clients should not incur a loss as of the day corrective action is taken. Any reallocations must be approved in writing by Compliance in advance. Regardless of the course of action, the client should be reimbursed for any losses and receive a credit for a trade error that results in a gain. Every trade error must be documented on the Trade Error Report available from Compliance. Any review and resolution will also be documented.

6.	Soft Dollars
Although commission rates are an important consideration in determining whether Symphony is obtaining best execution, under Section 28(e) of the ‘34 Act, Symphony is not obligated to obtain the lowest commission rate if it has determined in good faith that the amount of commission paid was reasonable in relation to the value of the brokerage and research services provided either in connection with a particular transaction or in connection with transactions for all accounts it manages. Arrangements by which Symphony receives research services from executing brokers, but does not pay directly for these services, are also informally known as “soft dollar” arrangements.

As described above in Section II.B.1 entitled Best Execution, Symphony may obtain proprietary research from brokers, and the value of that research is one of several criteria Symphony considers in its best execution analysis of brokers. However, Symphony does not, as a matter of policy, obtain from any broker research or other services from third parties through soft dollar or any other arrangements in which Symphony instructs a broker to pay for third party research or services on Symphony’s behalf (“Third Party Soft Dollar Arrangement”). In the event that Symphony decides to enter into a Third Party Soft Dollar Arrangement, it must be approved by senior management and the Chief Compliance Officer or their designee, and all such arrangements must be made in accordance with the requirements of Section 28(e) of the ‘34 Act and comply with any applicable ERISA restrictions. Symphony will develop a complete set of policies and procedures before Symphony enters into any Third Party Soft Dollar Arrangements.

7.	Initial Public Offerings of Equity, Convertible or Debt Securities and Loans
Symphony does not purchase equity securities in initial public offerings. In the event it decides to participate in the IPO market, the Firm will develop appropriate policies and procedures. Symphony does purchase new convertible and high yield securities and loans for Client accounts. It is Symphony’s policy to allocate these opportunities fairly among Client Accounts as described above in Section II.C.3.1 entitled Allocations and Different Types of Accounts. ERISA accounts may not purchase new issue equity or debt securities or new loan issues from an affiliate of Symphony or Nuveen that is manager of the underwriting syndicate or lead agent of a loan participation.

8.	Pricing and Valuations
Symphony has established a Valuation Subcommittee comprised of members of senior management which meets quarterly and on an as needed basis. The Subcommittee determines and amends, as appropriate, the Firm’s Valuation Policy and Procedures, which is used to price securities to determine assets under management. The Valuation Policy and Procedures detail how the Firm values the various types of assets it manages. Operations and the investment management teams provide information as to how assets are priced, which the Subcommittee considers and must agree to before approving the document. Clients may choose to use different methods to value the assets in their accounts, and if so, this will be specified in their Investment Management Agreement. As appropriate, the Subcommittee will review and resolve specific issues related to valuation. Compliance reviews the Firm’s compliance with its Valuation Policies and Procedures.

9.	Risk Management
The Risk Committee, comprised of the CEO/CIO, President, COO, General Counsel, CFO and representatives of the Analytic Solutions Group, is responsible for evaluation and oversight of risks with respect to investments and non-investments at the firm/enterprise level together with determining risk and governance policy. The Risk Committee, which meets quarterly and as needed, reviews, among other matters, market, issuer, counterparty liquidity, operational, technology, legal, compliance, regulatory, and business interruption risks. The Risk Committee is also responsible for managing conflicts and reviewing and approving new material new changes to Policies and Procedures, the Compliance Manual and Code of Ethics, and significant contracts and new financing requests among other matters.
Various business subcommittees focused on specific risks report to the Risk Committee including the Valuation Subcommittee which determines and as appropriate modifies the Firm’s valuation policy, and the Counterparty and Trade Oversight Subcommittees which identify and assess counterparty, brokerage and trading risk and activities and, as needed, recommend action to mitigate counterparty and trading exposure. In addition, the Proxy Voting Subcommittee establishes proxy voting policies, including dealing with conflicts that may arise when voting proxies. In addition, the firm has IT and GIPs working groups and may establish more working groups, as appropriate.

III.	MARKETING, ADVERTISEMENTS AND COMMUNICATIONS WITH CLIENTS AND OTHERS
A.    Advertising and Other Marketing Activities

1.	Overview
Symphony must comply with the laws, rules, and regulatory interpretations governing advertising, sales, literature, and marketing materials set forth in the Advisers Act, and since some materials are used by Symphony employees who are registered representatives, rules promulgated by the Financial Industry Regulatory Authority (“FINRA”) also apply. The term “advertising and sales literature” is broadly defined by the SEC to include any notice, circular, or other written communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers: (i) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or (ii) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or (iii) any other investment advisory service with regard to securities (collectively “Marketing Materials”).
Symphony’s marketing presentations (other than one-off presentations to one Client or potential Client only, and Client specific reports), whether monthly emails or market commentaries, reports, monthly fund or strategy specific summaries, year-end commentary letters, website postings and other information provided to Clients and prospective Clients would all be considered advertising under the Advisers Act. Any seminar or lecture invitation issued by Symphony and any circular or article used by Symphony for presentations to prospective Clients would also be considered advertising. In addition, Employees must be aware that with respect to Private Funds, certain marketing activities such as advertisements, seminars or lectures could constitute a “general solicitation” which could result in the Private Fund losing its exemption from registration under the ‘33 Act. See Section III.B.14 entitled Private Fund Marketing.
Client specific information, such as reports concerning their accounts, presentations to one Client or potential Client only, and other materials which are tailored to the needs or circumstances of a specific person, Client, or potential Client, (as opposed to one that uses a standard template) do not fall within the SEC’s definition of “advertisements”. However, depending on their content and the circumstances in which they will be used, one off presentation materials may be treated by Symphony as if they were advertisements and subject to the same rules. Marketing and Client Service personnel must send marketing materials to Compliance for review, and each time such materials are revised, they must be re-reviewed by Compliance before use. As used in the Manual, except if otherwise noted, all of the discussion on Marketing Materials is applicable to one on one and other similar materials.
Marketing Materials are subject to the anti-fraud provisions of the federal securities laws and the laws of many states. All Marketing Materials must fairly and accurately present the information and not contain any untrue statement of a material fact or omit to state a material fact or be otherwise false or misleading.

Particular care must be taken when including performance data in Marketing Materials. The rules with respect to performance data are very detailed and include specific requirements on the use of models. There are also specific rules with respect to Marketing Materials prepared for Mutual Funds which may differ depending on whether the Mutual Fund is publically traded or not. Any questions should be addressed to Compliance.
In addition, since Symphony claims compliance with the Global Investment Performance Standards (“GIPS”®) published by the CFA Institute, the specific rules of the CFA Institute must be followed when compliance with GIPS standards is referred to in Marketing Materials.
All Marketing Materials and templates for Marketing Materials must be reviewed and approved by Compliance and the approval saved by Client Services or their designees.
B.    Marketing Materials

1.	General Rules on Content
Marketing Materials (including one off and other similar materials) are reviewed in terms of their overall content, including the use of footnotes to clarify the materials and the sophistication of the Clients or prospective Clients receiving the materials. Some of the information described below is repeated in other sections because of the importance of following the rules when it comes to Marketing Materials, as well as the how detailed the rules are.
The following types of information, certain of which are discussed in greater detail below, should not be included in any materials:

•	Any exaggerated or unsubstantiated claim;

•	Any untrue or misleading statement or the omission of information necessary to make the material not misleading. If applicable, footnotes should always be used to clarify a statement;

•	Any discussion of benefits of an investment strategy without giving equal prominence to the risk or limitations associated with such strategy;

•	Any assumptions which do not indicate the economic, financial, or other conditions on which they are based;

•	Any representations of future gains, income, or expenses;

•	Any portrayals of past performance that imply that past results may be repeated in the future or that are not an accurate portrayal of performance;

•	Listings of specific recommendations or securities without offering to provide a list of all recommendations or securities bought and sold during the past year;

•	Listing names of Clients that do not include all of the Clients who fit within the group, or Clients who have not given explicit written approval for the use of their names; and

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Any representation that (i) the material has been sponsored, recommended or approved by the SEC or any other governmental agency; or (ii) the SEC or any other governmental agency has judged or approved Symphony’s qualifications.

2.	Specific Prohibitions under the Advisers Act
The Advisers Act specifically prohibits:

•	Any testimonials concerning Symphony or any advice, analysis, report or other service rendered by Symphony;

•	References to past specific recommendations of Symphony that were or would have been profitable to any person, unless it also contains an offer to provide all recommendations within the past year;

•	Representations that any graph, chart, formula, or other device offered by Symphony can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

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Any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•	As previously noted, any untrue statement or omission of a material fact or statements which are otherwise false or misleading (which would also be applicable for one off and other similar materials).

3.	Lists of Advisory Clients
Marketing Materials may contain partial lists of Clients if:

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The Clients included on the list are selected by “objective criteria” other than account performance. The criteria used to select the Client must be disclosed, along with the list, generally as a footnote;

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The lists only contains the names of Clients who consent in writing to the inclusion of their name on Marketing Materials and does not include statements concerning the Client’s experience or an endorsement of Symphony;

•	A footnote is included which states that: “It is not known whether the listed Clients approve or disapprove of Symphony Asset Management LLC or its advisory services.”

4.	Past Recommendations and Lists of Specific Securities
Symphony may include examples of current holdings and lists of past specific securities held in Marketing Materials, including presentations and any commentary sent to prospective Clients, provided:

•	The specific securities included are based on objective criteria other than performance and the criteria used is disclosed;

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Any list which contains only a partial list of all of the securities recommended, purchased or sold also contains an offer to provide the complete list of such securities purchased or sold in the same period with price details and current price;

•	For securities lists used on an ongoing basis, the same objective criteria is used for each list;

•	Any material that accompanies the list does not directly or indirectly discuss the amount of profits or losses, realized or unrealized, of any securities in the list;

•	Discussion of specific securities recommended includes the price at which the security was first purchased and if applicable sold as well as the current price;

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Disclosure is included that states that the specific securities identified do not represent all of the securities purchased, sold, or recommended for advisory Clients, and that the reader should not assume that investments in the securities identified and discussed were or will be profitable; and

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Records which support the underlying basis for selecting the securities listed are retained in accordance with the Firm’s Records Retention Policy. See Section IV.R entitled Maintenance of Books and Records for more information.

5.	Partial List of Profitable Recommendations
Recommendations and examples of specific securities purchases and sales referencing profitability may only be included in Marketing Materials, including presentations and any commentary sent to prospective Clients, if:

•	Gains and/or losses on individual positions are shown only in terms of effect on the strategy’s returns not just as prices of the individual securities;

•	The top winners and bottom losers are shown in equal number and no less than five of each are included;

•	Top winners and bottom losers are within a common time period;

•	Top winners and bottom losers are shown in ranking of their effect on the strategy’s returns from highest to lowest;

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Calculations of gain/loss effects on the strategy are consistent, such as the calculation to determine the quantity of the effects on portfolio returns for a position is: multiply the position’s gain or loss return amount during the period by the position’s average market value expressed as a percentage (or weighting) of the portfolio during the period;

•	Any effect of material market or economic conditions on the results is included;

•	A statement that a listing of all holdings’ contributions to returns to the strategy during the time period represented will be furnished upon request is included; and

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Records which support the underlying basis for determining the recommendations and the securities listed are retained in accordance with the Firm’s Records Retention Policy. See Section IV.R entitled Maintenance of Books and Records for more information.

6.	Performance Data - Actual and Model
If Symphony uses performance results in Marketing Materials, as a general rule performance data must be net-of-fees when presented. Fees that a Client would have or actually paid must be defined in Marketing Materials, such as, all Advisory Fees including Performance and Base Management Fees (collectively “Advisory Fees”), brokerage or other commissions, or any other expenses. Gross performance, which excludes the effect of Advisory Fees paid by investors, may be included in Marketing Materials only if it is presented: (i) together with, and with equal prominence as, net-of-fees performance data; or (ii) to sophisticated investors in one-on-one presentations which include certain disclosures. See Section III.B.9 entitled One-on-One Presentations.
In addition, performance data included in Marketing Materials must comply with the following rules:

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As noted above, performance data must be net and reflect the deduction of Advisory Fees, brokerage and other commissions, and any other expense that a client would have paid or actually paid (except under specific circumstances such as one-on-one presentations);

•	The performance results disclose whether and to what extent the results reflect the reinvestment of dividends and other earnings;

•	Any claims about the potential for profit also disclose the possibility of loss;

•	If the performance results are compared to an index, all material facts relevant to the comparison must be disclosed;

•	The page showing performance results also discloses the material conditions, objectives, or investment strategies to obtain the results portrayed;

•	The effect of material market or economic conditions is included as appropriate; and

•	If the performance data is GIPS compliant, a GIPS approved footnote must be included.
Additionally, any Marketing Materials that contain actual performance results that relate only to a select group of Clients must disclose prominently that the results portrayed relate only to a select group of Clients, the basis on which the selection was made, and the effect of this selection on the results portrayed, if material.

7.	Model or Hypothetical Performance Disclosure
There may be instances in which Symphony presents hypothetical performance data for a strategy that does not exist but which the Firm is contemplating. In addition to the requirements discussed in the preceding section, Marketing Materials contain model or hypothetical results must include the following disclosures:

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The limitations inherent in model results are prominently displayed, for example, that the results do not represent actual trading and may not reflect the impact that material economic and market factors might have had on Symphony’s decision-making if Symphony were actually managing Clients’ funds;

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The conditions, objectives, or investment strategies of the model portfolio, especially if they changed materially during the time period portrayed and the effect of any such change on the results that are portrayed;

•	The investment strategies followed or the securities contained in the model portfolio - especially if the strategy does not relate to the type of advisory services currently offered by Symphony; and

•	If applicable, that actual investment results could be materially different from the results portrayed in the model.
Since the rules on the use of model or hypothetical performance results are complex, Compliance should be consulted prior to an inclusion of model or hypothetical performance results in any written or other materials.

8.	Using Model Fees in Performance
There may be instances where Symphony wishes to present net performance data based on model fees, rather than actual fees. If a model fee is used in advertised performance, a legend disclosing the use of model, rather than actual fees, must be included in the advertisement. The model fee must be the highest fee charged for any account included in the performance results. Compliance should be consulted prior to the use of modeled fees in performance results in Marketing Materials.

9.	One-On-One Presentations
As discussed above, One-on-One Presentations may include gross performance data as long as the potential client is sophisticated. In addition, the following must be included:

•	A statement that the performance figures do not reflect the deduction of Advisory Fees;

•	The returns illustrated would be reduced by Advisory Fees and other expenses the Firm may incur in the management of the Client’s account;

•	A statement that Symphony’s Advisory Fees are described in the Brochure (as defined below in Section IV.H entitled Form ADV Part 2A and 2B - The Brochure and Brochure Supplement); and

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A representative example in the form of a table, chart, graph, or narrative which shows the effect that an Advisory Fee, compounded over a period of years, could have on the total value of a Client’s portfolio.

10.	Information Provided to Consultants
Symphony may provide net and gross-of-fees performance results to Consultants as long as the Consultants only provide such gross-of-fees data to potential Clients of Symphony who are sophisticated investors in One-on-One Presentations in the form described in Section III.C.9 One-on-One Presentations, above.

11.	Internet Advertising
All of the above rules and prohibition in this section on Marketing Materials apply to materials and data on Symphony’s website. All material placed on the website must be reviewed and preapproved by Compliance.

12.	Reprints of Articles and Rankings
Symphony may redistribute articles prepared by unbiased third parties long as they do not include a statement of a Client’s experience or endorsement. Prior to redistributing any articles, Compliance should be consulted.

13.	Mutual Fund Marketing Material
Currently all Marketing Materials prepared for the registered mutual funds sub-advised by Symphony are prepared by the mutual fund advisors. There are special rules regarding advertisements and sales material for mutual funds. For Nuveen Funds, the only Marketing Materials permitted to be distributed about those mutual funds are prepared or approved for distribution by Nuveen. There can be no Symphony branded mutual fund Marketing Materials or mutual fund Custom Presentations that are not prepared or approved for distribution by Nuveen. Employees should know that performance results can only be given for the period from the commencement of the mutual fund and prior performance of the same strategy cannot be included. For non-Nuveen mutual funds and other rules involving mutual fund Marketing Materials, Compliance should be consulted. (Note Funds may only be marketed by FINRA registered employees.)

14.	Private Fund Marketing
Marketing Materials for Private Funds are subject to the policies and procedures set forth above for Marketing Materials and advertisements.

14.1	General Policies
In addition, for Private Funds to comply with the rules governing their exemption from registration under the ‘33 Act, as well as requirements under the ‘40 Act, all Employees and others who market Private Funds should be aware that:

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Private Funds may not be sold through “a general solicitation” which includes, seminars/conferences, media interviews, or advertisements in newspapers of trade manuals, except in compliance with the SEC regulations adopted in connection with the JOBS Act discussed below including the Disqualification or Bad Actor Provisions;

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Private Funds may only be marketed to individuals and other entities who are accredited investors. Among those who fit the definition of accredited investors are individuals who have a least $1 million in assets (not including their residence), or have earned in the past two years and are expect to earn in the future at least $200,000 ($300,000 for joint investors), or are corporations which have $5 million in assets;

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All of Symphony’s Private Funds may only be sold to investors who, in addition to being accredited investors, are qualified purchasers as defined in the ‘40 Act. Among those who fit within the definition of qualified purchasers are individuals or family owned entities that hold at least $5 million in investments or certain entities with $25 million in investments;

•	Records must be retained by Client Service (or the Administrators as designee) and reviewed by Client Service of who has received each Offering Memorandum; and

•	only materials that have been prepared by outside counsel, such as the Offering Memorandum, or approved by Compliance may be given to potential Clients.
In order to conform with the SEC’s private placement rules to the Jobs Act, which permits general solicitation of accredited investors through the use of such media as TV, seminars, newspaper and internet advertisements, the SEC has adopted regulations. These regulations include “the Bad Actor Provisions” discussed in Section III.B.14.2 entitled Disqualification or Bad Act Provisions.
Although Symphony does not currently intend to solicit investors in its Funds through general solicitation, employees should be aware that in the event Symphony does use general solicitation, it will be required to:

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only permit accredited investors to invest in the Fund (unlike the prior rule, which permitted up to 35 non-accredited investors to invest in its Fund, if investors are solicited under the new rule, all investors must be accredited);

•
take reasonable steps to determine whether an investor is accredited, which steps could include reviewing IRS forms showing the requisite income, relying on certification from specified third parties such as broker/dealers, attorneys and CPAs verifying the investor is accredited.

In the event Symphony does decide to use the various media to generally solicit investors, it will expand its policies and procedures to conform to the new regulations. These standards notwithstanding, Symphony Funds are only open to Qualified Purchasers who must have at least US$5 million of investments. See the third bullet point above.

14.2	Disqualification or Bad Actor Provisions
SEC regulations now require that any Symphony director, executive officer or other officers of Symphony participating in the offering of a Private Fund's securities, any general partner or managing member of the Fund, any beneficial owner of more than 20% of any class of securities issued by the Fund, promoters, solicitors or any other persons paid in connection with the sale on such securities among others, disclose whether or not they have been:

•
convicted, within the past ten years, of any felony of misdemeanor or subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, which restrains or enjoins such person or entity from engaging or continuing to engage in any conduct or practice:

i.	in connection with the purchase or sale of any security;

ii.	involving the making of any false filing with the SEC; or

iii.	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

•
subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars such person or entity from:

i.	association with an entity regulated by such commission, authority, agency or officer;

ii.	engaging in the business of securities, insurance or banking;

iii.	engaging in savings association or credit union activities; or

iv.	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities.

•	subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the ’34 Act or section 203(e) or 203(f) of the Advisers Act that:

i.	suspends or revokes registration as a broker, dealer, municipal securities dealer or investment adviser;

ii.	places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

iii.	bars such person from being associated with any entity or from participating in the offering of any penny stock.

•
subject to any order of the SEC, entered within the past five years, orders such person or entity to cease and desist from committing or causing a future violation of any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the ’34 Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or Section 5 of the Securities Act.

•
suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

•
a filer (as a registrant or issuer), or named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

•
subject to a United States Postal Service false representation order entered within the past five years, or as of the date of this Questionnaire, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation.

All employees will be answering these questions when they sign the Compliance Manual and Code of Ethics Acknowledgement, a copy of which is at the end of this Manual. Any questions should be addressed to Compliance.

15.	Collateralized Obligations Marketing Materials
Any market commentary, performance report, One-on-One Presentation or other written materials produced by Symphony that pertain to Collateralized Debt Obligations and Collateralized Loan Obligations (together ”Collateralized Obligations”) managed by Symphony are considered Marketing Materials. As such, Marketing Materials for Collateralized Obligations are subject to the policies and procedures set forth above for Marketing Materials and advertisements, and also for Private Funds.

16.	Non-U.S. Marketing Materials
Marketing Materials for use outside of the United States must comply with the standards of U.S. Marketing Materials set forth in this Compliance Manual, and must also contain disclosures required by the country in which the materials will be presented. Disclosures are generally those regarding the status of Symphony as a registered or unregistered investment advisor in the foreign jurisdiction and the purpose of the marketing material. In addition, marketing activities outside the U.S. may have to conform to local requirements on best practices. Compliance will coordinate with Symphony’s Client Service group so that proper non-U.S. disclosures are included in these materials as well as provide advice as to local requirements, if any. How and if Marketing Materials may be presented, and by whom, must also meet the requirements of the applicable foreign jurisdiction. See Section III.D.5 entitled Marketing Outside the United States and Payment of Referral or Other Fees.
C.    Communications with Clients and the Public

1.	Client Complaints
Any Employee who receives a complaint (the “Complaint”) from a Client concerning Symphony and its Advisory Services, either orally or in writing, must promptly report such Complaint to senior management, Compliance and Client Services. In consultation with senior management, Compliance will review and investigate the Complaint and determine the appropriate response with senior management, the Client Services department and other appropriate parties. A copy of every Complaint and how it is resolved or addressed will be maintained by Compliance in a Complaint File.
D.    Outside Solicitors and Referral Fees

1.	General Rule
Fees or cash payments may not be shared or otherwise given to any person, including any Employee or an Employee of Nuveen, for recommending Symphony or a Symphony-managed Private Fund (limited partnership, limited liability company, or other private placement) to a Client or potential Client, except under certain circumstances which depend on whether the solicitor is affiliated with Symphony or an independent third party. Any payments or agreement to pay any cash fees to third parties for soliciting or referring Clients, except in accordance with the requirements set forth below, must be approved in advance by the Chief Executive Officer or President and Compliance. Under Pay–to-Play rules, solicitors may not make political contributions on Symphony’s behalf. See Section I.F entitled Pay–to-Play Policy and Lobbying Rules.

2.	Unaffiliated Third Party Solicitors
Under the Advisers Act, it is unlawful for a Registered Investment Adviser to pay a cash fee, directly or indirectly, to a solicitor, unless the following conditions are met:

•
Symphony enters into a written Solicitation Agreement with the solicitor that: (i) describes the solicitation activities to be performed and the compensation to be paid; (ii) includes an agreement by the solicitor to comply with Symphony’s instructions and applicable laws; and (iii) requires the solicitor to deliver to each prospective Client the Brochure;

•
The solicitor agrees to provide each potential Client with a written disclosure statement describing Symphony’s arrangement with the solicitor, how the solicitor will be paid, and the specific terms of such compensation including whether all or part of the cost of the solicitation will be passed on to the Clients;

•
No solicitation fee is paid to any person subject to a statutory disqualification under the Advisers Act, which includes: (i) being subject to any order issued by the SEC restricting the solicitor’s activities; (ii) conviction within the previous ten years of any felony or misdemeanor involving the purchase or sale of securities or other types of fraud; (iii) having been found by the SEC to have, and not been convicted of having made any false or misleading statements or omissions relating to a material fact in any report under any of the federal securities laws; and (iv) being subject to an order, judgment, or decree, permanently or temporarily, enjoining the solicitor from acting as, among other things, an investment adviser, broker, dealer, or performing a substantially equivalent function;

•
The Solicitor must agree not to make any political contributions in violation of the Pay-to-Play Rule and Symphony’s policy or solicit clients subject to the Pay-to-Play Rule, and must disclose any contributions in the two year period prior to being retained;

•	Symphony must make a good faith and on-going effort to ascertain whether, and have a reasonable basis for believing that, the solicitor is acting in compliance with the terms of the agreement; and

•	The Political Contribution Rule generally precludes the use of any solicitors who are not affiliated with Registered Investment Advisors or broker/dealers.
All Solicitation Agreements will be prepared or reviewed by Compliance and approved in advance by the President, General Counsel, or CFO.

3.	Affiliated Solicitors
Solicitors affiliated with Symphony, Nuveen, and TIAA must disclose, orally or in writing, the nature of the solicitor’s relationship with Symphony to potential Clients at the time of solicitation.

4.	Registration of Solicitors
If certain solicitors are considered to be Investment Adviser Representatives, State qualifications may be applicable where “retail” Clients are solicited. See Section IV.I for more information on State Registration Notification Filings.

5.	Marketing Outside the United States and Payment of Referral or Other Fees
The rules on the permissibility of paying fees, the types of Marketing Materials that may be used in connection with referrals, and marketing Symphony’s services or products to non-U.S. Clients outside the U.S. differ among each foreign jurisdiction. Prior to marketing Symphony’s strategies and products outside the US, Compliance must be consulted. There are also specific rules applicable to “reverse solicitations” or unsolicited requests from persons outside the US for information with respect to Symphony’s products and

Symphony’s ability to provide investment advisory services in response to reverse solicitations or unsolicited requests.
If Symphony were to violate a foreign jurisdiction’s rules on marketing advisory services or private investment funds, Symphony may be prohibited from engaging in any further marketing activities within that country, subject to litigation and/or liable to fines. To reiterate, prior to discussing the paying of fees or engaging in marketing activities outside the US, Employees must inform Compliance of their plans so that they understand rules on marketing and/or paying fees in a specific jurisdiction.
Note: Symphony may engage private placement or agents outside of the US to introduce Clients in various jurisdictions. When dealing with government officials outside the US, the Foreign Corrupt Practices Act rules must be followed. See Section I.G entitled Foreign Corrupt Practices and Anti-Corruption Policy.
E.    Registered Representatives

1.	General Rule

Certain employees of Symphony who are involved with selling Symphony’s Private Funds or Nuveen’s Mutual Funds are registered representatives with Nuveen Securities Inc. In addition to being responsible for complying with the policies and procedures set forth in this Manual, such employees are subject to the Nuveen Securities Inc.’s policies and procedures, as well as FINRA’s rules, as they are applicable to their marketing and sales activities. The marketing activities of these employees are supervised by a Registered Principal who must sign off on all marketing materials. Specific information and the policies and procedures and rules such employees are subject are provided to them by their supervisor and Nuveen’s CCO.

IV.	OTHER COMPLIANCE MATTERS
A.    Proxy Voting Guidelines Policy and Procedures
Symphony has adopted and implemented proxy voting guidelines to ensure that proxies are voted in the best interest of its Clients. These are merely guidelines and specific situations may call for a vote which does not follow the guidelines. In determining how to vote proxies, Symphony will follow the proxy voting guidelines of the independent third party Symphony has retained to provide proxy voting services, which are available from Compliance (“Proxy Guidelines”).
Symphony has created a Proxy Voting Subcommittee to periodically review Proxy Guidelines, address conflicts of interest, specific situations and any portfolio manager’s decision to deviate from the Proxy Guidelines (including the third party’s guidelines). Under certain circumstances, Symphony may vote one way for some Clients and another way for other Clients. For example, votes for a Client who provides specific voting instructions may differ from votes for Clients who do not provide proxy voting instructions. However, when Symphony has discretion, proxies will generally be voted the same way for all Clients. In addition, conflicts of interest in voting proxies may arise between Clients, Symphony and/or its Employees due to the existence of a lending or other material relationship or otherwise. As a general rule, conflicts will be resolved by Symphony voting in accordance with the Proxy Guidelines when:

•
Symphony manages the account of a corporation or a pension fund sponsored by a corporation in which other Clients of Symphony also own stock. Symphony will vote the proxy for its other Clients in accordance with Proxy Guidelines and will follow any directions from the corporation or the pension plan, if different than Proxy Guidelines.

•	An Employee or a member of his/her immediate family is on the Board of Directors or a member of senior management of the company that is the issuer of securities held in a Client’s account.

•	Symphony has a borrowing or other material relationship with a corporation whose securities are the subject of the proxy.
Proxies will always be voted in the best interest of Clients. Those situations that do not fit within the general rules for the resolution of conflicts of interest will be reviewed by the Proxy Voting Subcommittee. The Proxy Voting Subcommittee, after consulting with senior management if appropriate, will determine how the proxy should be voted. For example, when a portfolio manager decides not to follow the Proxy Guidelines, the Proxy Voting Subcommittee will review a portfolio manager’s recommendation and determine how to vote the proxy. Decisions by the Proxy Voting Subcommittee will be documented and kept with records related to the voting of proxies. A summary of specific votes will be retained in accordance with the Books and Records Requirements which are set forth in Section IV.R.
Clients may obtain copies of Proxy Voting Policies and Procedures as well as a summary of how proxies were voted for their accounts. The summary will specify the issuer, meeting dates, proxy proposals and votes cast for the Client during the period and the position taken on each issue. All Client requests will be retained and promptly fulfilled by Client Services.
Any questions should be addressed to Compliance.
B.    Regulatory, Legal, and Other Inquiries
As a general matter, no Employee shall disclose to anyone outside the Firm any Confidential Information concerning Symphony, Nuveen, or Clients without the prior approval of Compliance.

1.	Requests from Regulatory Authorities
All contacts, inquires, or requests for information or documents, either written or oral, by governmental or self-regulatory authorities should be reported immediately to Compliance, including requests from representatives of the SEC, FINRA, New York Stock Exchange, Commodities Future Exchange, Ontario Securities Commission, any state regulator, or any other regulator. In the case of telephone requests, the Employee receiving the request should make sure to obtain the name, agency, email address, and telephone number of the representative making such request and transfer the call to Compliance. If someone in Compliance is unavailable, the Employee should alert Symphony’s senior management of the call. As a last resort, in the event the Employee is unable to reach someone in Compliance or senior management, Employee should tell the caller that someone will call them back.

2.	Press Inquiries
The Chief Executive Officer and President, or their designated senior management, have been designated to respond to any and all requests for information from the media. Any request to be interviewed by the press, appear on television or for materials must be approved in advance by Nuveen’s Public Relations Department. Compliance will also review any materials provided to the press or in connection with media appearances in advance. See also Nuveen’s Policy on Media Relations and Public Communications available through the Nuveen’s Information Center.

3.	Subpoenas or Other Legal Process
Only the Chief Executive Officer, President, or their designated senior management, COO, General Counsel or CFO may accept legal process such as subpoenas and complaints on behalf of the Firm. If someone attempts to serve an Employee with legal process on behalf of the Firm, the Employee must refuse such service of legal process and immediately contact the COO, CFO, or Compliance. Service of a subpoena or other legal process on an individual in which the subject matter relates directly to the Firm, Nuveen, Clients, or Employees, should be bought to the immediate attention of the COO, CFO, or Compliance.

4.	Reportable Events
Symphony has adopted Nuveen’s Reportable Events Policy which in summary requires each employee to report certain events that are listed in the policy involving you or any organization it controls. Each employee must read the policy carefully on the above assuming such arrangements, changes, indictments, or entering a plea on a criminal matter, bankruptcy notice or action involving a regulation suspension, complaints related to arbitration of civil litigation, denial of board, and others.
C.    Client Contract Procedures

1.	Investment Advisory Agreements
All investment management agreements between Symphony and its Clients, whether for a Private Fund, separately managed account, sub-advisory relationship with a mutual fund, or otherwise (collectively “Advisory Agreements”), must be in writing and signed by an authorized representative of both Symphony and the Client. Advisory Agreements for separately managed accounts, including ERISA accounts and certain mutual funds, will be prepared and negotiated by senior management either on Symphony’s standard form, or if requested by the Client, on the Client’s form. Any changes to the standard terms such as changes in fees, account minimums, as well as “most favored nation clauses”, must be approved by the President, CFO, or other designated senior executives (“Senior Management”). Advisory Agreements for the Private Funds will be prepared by Symphony’s outside counsel. Only an executive officer of Symphony with signing authority may execute any Advisory Agreement. Once the Advisory Agreement is executed, it must be sent to the Client Services department and either electronic or the original copies will be maintained in the Client file.
Under the Adviser’s Act, Advisory Agreements must include a provision (i) requiring the consent of the Client to any assignment of the Advisory Agreement; and (ii) enabling the Client to terminate the agreement at any time, although reasonable notice provisions are permissible and (iii) Symphony must give a least 30 days’ notice of termination. A Client may negotiate that a longer notice period be applicable to Symphony. The Adviser’s Act also contains specific rules on the payment of performance fees, which are discussed in greater detail in Section IV.D.1.
In addition, the Client must receive a Brochure (ADV Part 2) at least 48 hours prior to executing the Advisory Agreement or the Client can terminate the Advisory Agreement within five business days of signing. As a matter of good practice, the Client should acknowledge in the Advisory Agreement receipt of the Brochure 48 hours prior to the effective date of the Advisory Agreement. For a description of the Brochure Rule see Section IV.H.

2.	Side Letters
Certain Clients in Private Funds may request alternative provisions to those in the Offering Memorandum, either when they initially invest in a Private Fund or later (“Side Letter”). Before any Side Letter is agreed to, senior management must approve its terms. Side Letters will be negotiated by senior management. The Client Service department will maintain a log of all Side Letters and a copy of each Side Letter in the Client’s file.

3.	Mutual Fund Advisory Agreements
Advisory Agreements between Symphony and its Clients, when the Firm acts as an adviser or sub-adviser to a mutual fund, must contain specific provisions under the ‘40 Act, including: (i) a provision for approval by a vote of a majority of the outstanding voting securities; (ii) a precise description of all compensation; (iii) the ability by the board of directors or a vote of a majority of the outstanding shares to terminate the Advisory Agreement without penalty at any time, with no more than a 60 day notice; and (iv) automatic termination upon assignment. If the term of the Advisory Agreement is for more than two years, the board of directors or a vote of a majority of the holders of the outstanding voting stock must approved the continuance of the Advisory Agreement annually.

4.	ERISA Client Advisory Agreements
ERISA places certain restrictions on the management of retirement accounts, such as pension funds, 401(k) plans, IRA’s, etc., that Symphony must not violate or it may be subject to penalties, taxes, fines and/or reprimand from the U.S. Department of Labor as well as potential damages and other penalties imposed by a court. When bringing in a Client, Symphony must take extra care to identify whether or not the account is subject to ERISA and, as a result, the restrictions on advisory fees, broker selection, and cross trading that Symphony is subject to when managing their account apply.
D.    Advisory Fees
Symphony has two basic fee schedules: one is a fee that is based on a percentage of assets under management and the other is a performance fee. The type of fee paid is set forth in the Advisory Agreement or the Limited Partnership Agreement for Private Funds.

1.	Performance Fees
Clients who can be charged performance fees are “Qualified Clients” as defined in the Adviser’s Act. Generally, Qualified Clients are those Clients who meet one of the following criteria: (i) at least $1 million of their investments are managed by Symphony, (ii) their net worth exceeds $2 million, (iii) their invested assets exceed $5 million in investments, or (iv) the Client is an executive officer, director of Symphony or person serving in a similar capacity or an Employee who participated in the investment activities of the Firm, all of whom have been employed by Symphony for at least 12 months.
Advisory Agreements are reviewed for compliance with the rules concerning such fees, including any amendments to such Advisory Agreements or Side Letters containing performance fee provisions.
1.1    Potential Performance Fee Conflict of Interest
Performance based fee arrangements may create a conflict of interest. Employees should be aware of and discuss with Clients who request a Performance Fee that potential conflict of interests includes (i) an incentive for a portfolio manager to recommend investments that are riskier or more speculative to improve performance or to favor performance fee based Clients over other Clients in the allocation of investment opportunities; or (ii) an opportunity to receive increased compensation based on unrealized appreciation in addition to realized gains and other material information regarding performance fees.
To prevent even the possibility of treating any Client unfairly, Symphony will, whenever possible, mitigate any potential conflicts of interest by combining trades into one order and allocating across all similar accounts, or, if trades cannot be combined, using a trade rotation system so that Client accounts are treated fairly and equally over time. As part of Compliance’s review of allocations and trade rotations, potential conflicts of interest created by different fee arrangements will be carefully considered. Potential conflicts are included in the Brochure which is provided to Clients prior to executing the Advisory Agreement. See also II.C.3entitled Order Allocation Factors.
1.2    Mutual Funds and ERISA Accounts
Mutual Funds and ERISA Account Clients which meet the above and certain other criteria may also pay performance fees. ERISA Accounts may not pay dual fees, for example, a fee based on including funds invested in another account managed by Symphony such as a Mutual Fund. The formula on which performance fees are based includes both realized capital losses and unrealized capital depreciation for a specified period. For Mutual Funds, any performance fee must be a “Fulcrum Fee” which varies depending on performance relative to a benchmark.
The above is a summary of the performance fee rules. Prior to negotiating a performance fee, the individual involved should check with Compliance.

2.	Wrap Account Fees
Clients in Wrap Accounts usually pay an all-inclusive fee charged by the sponsor (the “Wrap Fee”). The sponsor, in turn, pays Symphony a portion of the Wrap Fee based on Client assets managed by Symphony.
E.    Privacy of Client Information
The SEC and the Federal Trade Commission have adopted regulations designed to protect consumers against the risks associated with unauthorized access to personal information, which includes social security numbers, investments, financial information and other personal information (“Client Information”) that Clients provide to Symphony in order for Symphony to: (i) determine Client suitability; (ii) fulfill its obligations to ascertain a client’s identity and to perform Anti-Money Laundering Checks; or (iii) for use in managing the account.

1.	Policy
Symphony has a policy of protecting Client Information (the “Privacy Policy”). Employees may not disclose such Client Information except (i) in connection with servicing the account, for example, to the Custodian, Administrator, or Prime Broker; (ii) for business purposes, for example, to Symphony’s attorneys or auditors; and (iii) as required by law, for example, to regulators, law enforcement officers, or other governmental authorities. Prior to providing Client Information, Compliance will review the privacy policies of the entities to ascertain if they reasonably ensure that Client Information will not be disclosed or misappropriate in a manner that is contrary to Privacy Policy. It is the responsibility of each Employee to check with Compliance prior to disclosing Client Information as to whether Compliance has reviewed the entity’s privacy policy.
Information Technology performs due diligence of and review the privacy policies and fire wall and other information barriers of Symphony vendors and other third parties, including service providers who may have access to Symphony’s and Client information.
Although the rules permit Symphony to share Client Information with Nuveen, its affiliates and third parties, Symphony currently does not share Client Information with Nuveen, its affiliates or any third parties, other than those third parties listed in the first paragraph of this Part who it is permitted to share information with. In the event that Symphony decides to share Client Information with Nuveen, its affiliates or third parties, it will provide its Clients with the opportunity to opt out of such sharing arrangements.

2.	Privacy Policy Procedures
To implement its Privacy Policy, the following procedures will be followed by Employees regarding documents containing Client Information:

•	Electronic files must be password protected and "timeout” due to inactivity.

•	Hard copy files are locked and stored in areas with restricted access.

•	Documents must be promptly covered and removed from desks and conference rooms.

•	Documents must be filed, shredded or otherwise destroyed, not recycled or thrown out.
Compliance will monitor and test these policies and procedures as part of its yearly review. Employees should immediately report any suspected breaches of the Privacy Policy to the COO and Compliance. In the event of a breach, Symphony will immediately consult with Compliance and other appropriate parties to contain the breach and make any required notifications to Clients, regulatory agencies, and/or enforcement authorities.
As required by law, the Client Services department will deliver to each Client who is a natural person, including investors in the Private Funds, initially and annually thereafter, a copy of the applicable Privacy Policy. The Privacy Policy is available to Employees on the Compliance Shared Folder or from Compliance.
The Administrator will send a copy of the Privacy Policy to investors in the off-shore Private Funds. Wrap Sponsors will be provided with a copy of the Privacy Policy to deliver to Wrap Clients either electronically or hard copy.
See also the Nuveen Privacy Policy which can be found on the Nuveen’s Information Center. Please note all contacts should be to Symphony IT or Compliance and not Nuveen and to the extent Symphony’s policy is more restricting, Symphony’s policy will govern. Employees must follow Symphony and Nuveen’s Privacy Policies and ensure that personal information concerning Clients Investors is never disclosed.
See also Section IV.M below on Cybersecurity.

3.	Red Flag Rule
In order to guard against identity theft, the Federal Trade Commission’s “Red Flag Rule” requires Registered Investment Advisors who are financial institutions with individual Clients to put in place policies and procedures to identify red flags related to identity theft. There is an exemption for Registered Investment Advisors who adopt policies and procedures to prevent any Investors from directing the advisor to pay out any monies to third parties other than the specific Investor.
In order to comply with this exemption to the Red Flag Rule, Symphony will only pay redemptions or other distributions to the specific Investor in the Fund. THERE ARE NO EXCEPTIONS TO THE RULE, and all Client Service and Marketing employees must inform each Investor that the Fund will only pay the Investor and not a third party. Accounting must inform the Administrators of each Fund of this requirement.

The Subscription Agreement and all Revised Private Placement Memorandums contain a statement notifying Investors that there will be no payments to third parties.
In the event that any Investor requests a payment to a third party, Legal and Compliance must be notified immediately.
See also Symphony’s and Nuveen’s Privacy Policy.
F.    Custody of Client Accounts and Assets
Symphony does not maintain or keep custody of Client assets or Client accounts. Rule 206(4)-2 of the Adviser’s Act (the “Custody Rule”) and the laws of various states impose significant requirements on investment advisers that have custody of Client funds and securities. Each Client has an independent custodian, generally a bank or broker/dealer, who has either been designated by Symphony or appointed by the Client.
Although Symphony does not maintain physical possession of Client assets or accounts, under the rules, with respect to the Private Funds in which Symphony is a general partner or is authorized to withdraw advisory fees from such Private Fund’s account, Symphony is deemed to have custody over Client assets. Symphony by complying with the requirements set forth in the rule is exempt from certain responsibilities. These requirements, all of which Symphony complies with, include, with respect to those Private Funds (both on and off shore) that it is authorized to deduct fees from, distributing annually an audited financial statement; or, with respect to certain other Private Funds, engaging an audit firm to verify Client funds and securities at least annually in a “surprise” visit, providing the limited partners with the name of the Custodian, and confirming that the Custodian delivers quarterly reports to each investor identifying the funds, securities, and transactions in his/her capital account during the quarter. Symphony has an affirmative obligation to confirm as to whether the Custodian has delivered such quarterly reports. For those Private Funds and Clients who have given Symphony the authority to choose a custodian, the custodian must be a qualified custodian, which includes banks and broker/dealers.
In the event that Symphony inadvertently receives Client assets, Symphony must:

•	return the assets to the sender within three business days;

•	assist the Client in forwarding the check or other asset to the Custodian rather than Symphony forwarding it; or

•
forward directly to the Client or the Client’s Custodian any settlement checks from class action lawsuits, tax refund checks, dividend payments and stock certificates received by Symphony within five business days.

Authorized senior management monitors compliance with the requirements to conform to the exceptions of the Custody Rule. Client Services is responsible for handling any assets which are inadvertently received by Symphony. Compliance monitors these procedures and rules to ensure they are followed.

G.	Federal and Securities Law, Reporting and Renewal Requirements
The following is a summary of the reports or information required to be filed or submitted by the Firm. Compliance is responsible for ensuring that all required reports or information are filed on a timely basis.

1.	Annual and Interim Reporting under the Adviser’s Act – Form ADV
Symphony, as a Registered Investment Adviser, must comply with annual and interim requirements under the Adviser’s Act to ensure that its Form ADV is updated to reflect changes in its business, operations, key personnel, and practices.
Form ADV, which is the SEC’s registration form for a Registered Investment Adviser, has two parts. Form ADV Part 1 includes information about the Firm’s advisory business such as the number and type of Clients, Wrap Fee programs, types of fees, financial industry affiliations with entities such as broker/dealers, mutual funds, other investment advisers, custody, control persons, and the disciplinary history of the Firm, its employees and controlling persons.
Form ADV Part 2 contains the rules and required disclosures that must be given to Clients in the Firm’s Brochure and Brochure Supplement. The rules relating to the Brochure and Brochure Supplement, which are in Form ADV Part 2A and 2B, will be discussed in Section IV.H below.
a. Annual Reporting on Form ADV and Delivery. Symphony must file amendments to Form ADV Part 1 and Part 2A electronically annual within ninety days after the end of its fiscal year. Within 120 days after the end of its fiscal year, Symphony must deliver to Clients either Form ADV Part 2 with a Summary of Material Changes or a Summary of Material Changes with an offer to deliver Form ADV Part 2A.
b. Interim Amendments to Form ADV. Symphony must promptly file interim amendments to its Form ADV whenever necessary to update material changes, such as key personnel or business changes. Form ADV Part 2B must be provided to Clients upon a material change to the Portfolio Manager for his/her account or disciplinary information.

H.	Form ADV Part 2A and 2B – The Brochure and Brochure Supplement
The Brochure, which must be written in plain English, consists of disclosure of items that describe Symphony’s services, fees, business practices and conflicts of interest, including, among other matters, a description of:

•	general information on Symphony and its advisory business;

•	fees and compensation including performance-based fees and “side by side” management;

•	types of Clients;

•	methods of analysis, investment strategies, and risk of loss;

•	disciplinary information;

•	Code of Ethics describing participation or interest in Client transactions and personal trading;

•	brokerage practices, including soft dollar usage;

•	Proxy Voting Policies; and

•	custody and financial Information.
The Brochure Supplement contains the educational background and business experience, disciplinary history, other business activities, additional compensation, and supervision of each “supervised person” that provides investment advice, interacts with Clients, or makes discretionary investment decisions with respect to a Client’s assets (a “Supervised Person”).
As mentioned in the Advisory Agreements section, the Brochure must be delivered at least 48 hours prior to the Client opening an account and annually thereafter within 120 days after the end of the fiscal year. The Brochure has replaced Form ADV Part 2. Unless otherwise agreed to in the Advisory Agreement with the Wrap sponsor, Wrap Clients receive the Brochure and Brochure Supplement from the sponsor.
The Brochure Supplement must be delivered on or before the Supervised Person begins providing advisory services and then again when there is new disclosure of or material change to the “supervised person’s” disciplinary history.
Compliance is responsible for updating Form ADV, the Brochure and Brochure Supplement in compliance with the applicable delivery requirements.
Periodically, Compliance will request senior managers to review Form ADV, the Brochure and the Brochure Supplement and notify Compliance if any information is not correct or current. Employees should also notify Compliance when information concerning their disciplinary history changes.
I.    State Registration Notification Filings
Symphony files Form ADV notice filings in every state in the United States, the District of Columbia and Puerto Rico.
J.     Ownership Reporting Under the ‘34 Act - Section 13d and 13f

1.	Reports on Form 13F
Symphony is an institutional investment manager with investment discretion of accounts holding equity securities listed on a national securities exchange or quoted on an automated system having an aggregate fair market value of at least $100 million and, therefore, must file a quarterly report with the SEC on Form 13F. The information for the Form 13F filing is prepared by Nuveen Global Operations for wrap accounts, and Operations for the rest of Symphony’s accounts. The report is an aggregate of the equities holdings of equities listed on the SEC’s 13f list in all of the accounts that Symphony manages on a discretionary basis, including mutual funds, Private Funds, Wrap accounts and separate accounts. Compliance then compiles the information on an electronic template of Form 13F and files it with the SEC within 45 days after the end of each calendar quarter. Prior to filing Form 13F, Compliance may ask the portfolio manager to review the form. Since Form 13F is publicly disclosed, Employees may receive calls requesting information on certain holdings.

In such instances, Employees should inform the caller that Symphony does not comment on its holdings and forward the call to Compliance should the caller persist.

2.	Reports on Schedule 13D and 13G
Symphony may be required to file a report on beneficial ownership of listed equity securities pursuant to Section 13(d) of the ‘34 Act. Within 45 days of the end of any calendar year in which the Firm has, at the end of such year, beneficial ownership of more than 5% of any class of equity securities, including convertibles, registered on a U.S. national securities exchange. The report is filed with the SEC on a Schedule 13D or the more abbreviated Schedule 13G if Symphony purchases less than 20% of the class of equity security. If Symphony has acquired, holds or is a member of a “group” which seeks to effect or influence a change of control of the issuer of the equity securities, Symphony would be required to file Schedule 13D within 10 days of reaching the 5% threshold. If Symphony has filed a Form 13D it must file and updated Form within 48 hours after each material change in ownership, which is generally the acquisition or disposition of 1% or more. Any questions as to when a filing must be made should be referred to Compliance.
Although the Compliance department tracks percentage ownership of listed equity securities, Employees who become aware that Symphony may be holding close to 5% of a class of listed equity securities or who become aware of Symphony’s intention to influence or control a securities issuer should notify Compliance.
K.    Bonding Requirements
The Adviser’s Act does not impose any bonding requirements on Symphony as an investment adviser. However, any ERISA accounts managed by Symphony must be covered by a fiduciary bond that meets certain requirements of ERISA to protect the plan against losses caused by an investment adviser’s fraud or dishonesty. The maximum coverage is $1 million regardless of the size of the account.
The Controller is responsible for ensuring that all ERISA accounts are covered by the Firm’s ERISA bond.
L.    Business Continuity Planning
The Firm has developed a Business Continuity Plan (the “BCP”) to provide a basis for the Firm to continue its business operations and communicate with Employees, Clients, banks, custodians, and other key business relationships and counterparties in the event of a significant business disruption. The BCP was developed to provide for an immediate, accurate, and measured response to an emergency, safeguard the lives of Employees, protect against loss or damage to the Firm’s assets, and provide Clients with alternative methods to communicate and access account information. The BCP provides for the recovery of computer systems, telecommunication and critical data, contingency sites, continuity of client servicing, settlement, accounting and regulatory activity.
All Employees should be familiar with the BCP which details the actions to be taken in the event of a significant business disruption and their individual responsibilities, including who will contact them and if they are responsible for contacting anyone, how to access the Firm’s systems from outside the offices, and alternative office sites.

Whenever an Employee’s contact information or responsibilities change, they must update the information in the Human Resources Information System so the BCP can be updated. The Plan is tested at least annually by the COO and the IT department. The BCP is posted in the General Folder of Symphony’s shared network drive.
M.    Cybersecurity
The protection of client and firm information and its books and records from cybersecurity breaches is a fundamental element of how the firm conducts its business as well as good business practice. In order to protect against cybersecurity breaches, Symphony has adopted a Cybersecurity Policy and Procedure, which is maintained by IT, with overall goals which include:

•	Providing for the safety and protection of information

•	Preventing inappropriate use or access to data that can lead to an information security incident

•	Minimizing the impact of adverse information security events to the business and in turn to clients

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Developing a program to review and test on a regular basis the effectiveness of these policies and procedures, together with the methodologies that have been developed to prevent cybersecurity breaches

•	Assessing and evaluating risks in light of Symphony’s business

•	Establishing a process to escalate cybersecurity breaches

Employees should understand and follow the instructions and advice contained in all training materials, which provide detailed advice on how breaches can occur and how to guard against actions which could result in breaches, including opening emails with potential viruses and inappropriately using business hardware and software. Always report suspected breaches and if you are not sure of whether to open or respond to emails or any other cybersecurity related action, always ask IT.
N.    Anti-Money Laundering
The framework for anti-money laundering laws and regulations are set forth in a number of Federal laws, including the USA PATRIOT Act of 2001 and the laws and rules adopted by the SEC which impose an obligation on broker/dealers to establish anti-money laundering compliance programs (“AML Compliance Program”) to ensure that Clients are not using their accounts as a conduit for money laundering or other illegal purposes including supporting terrorist activities.
Currently, Symphony, as a Registered Investment Adviser, is not required to establish an AML Compliance Program pursuant to anti-money laundering laws and regulations; however, as a matter of good practice and because others who do business with Symphony may require it, Symphony has put in place an AML Compliance Program.
For the on-shore private funds, the AML Compliance Program sets out the procedures for confirming a Client’s identity prior to Symphony opening a new account. Under these procedures, Client Services verifies the following information of potential Clients:

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Customer Identification, which includes obtaining information of who the Client is, the source of funds, tax identification numbers, proof of residence, corporate or trust documents and other “know your customer” information to verify the identity of the customer. The Administrator for investors in Private Funds gathers this information.

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Whether or not the name of the Client is included in the OFAC list of designated national and blocked persons who are known as or suspected money laundering and terrorist related individuals and institutions published by the U.S. Department of Treasury Office of Foreign Asset Controls or OFAC.

•	Whether or not the Client is a senior foreign political figure, his or her immediate family member and/or a close associate, since accounts for these individuals are subject to greater scrutiny.

•	Whether or not the account is a correspondent account for a foreign shell bank.
Additionally for the private funds, at least annually, the Accounting Group requests a statement or letter from the Administrator stating that they have an AML program and make appropriate AML checks. Similarly, Wrap sponsors and dual contract advisors are responsible for customer identification procedures for Wrap accounts/dual contract accounts. The Administrator also confirms that it has performed the CIP checks for the off-shore Private Funds.
O.    Monitoring and Reporting Suspicious Activity
Symphony must monitor Client activity as part of its AML Compliance Program. Suspicious account activity or activity with regards to Client accounts that seems to be out of the ordinary must be reported to Compliance, which relies on the Administrators with respect to activity in off-shore accounts. Such activity includes transactions which lack business sense, for example, a Client requesting that the account be funded with cash, has frequent investments or withdrawals from the account within a short period of time, the Client immediately or shortly after funding an account requests that the account be liquidated, or the Client has multiple transfers of funds from “tax haven” countries. If an Employee suspects that a Client’s activity may be money laundering, he/she must immediately report suspicious activity to Compliance.
P.    Sanctions
Symphony is subject to the rules and regulations issued in all jurisdictions in which it operates, including sanctions laws and regulations of the United States (“US”) as administered by the Department of the Treasury’s Office of Foreign Control (“OFAC”), the European Union (“EU”) and the United Nations Security Council (“UN”), as well as such other applicable jurisdictions in which Symphony conducts business (collectively, the “Applicable Sanctions Lists”).
OFAC is the US governmental entity that “administers and enforces the comprehensive economic and trade sanctions based on U.S. foreign policy and national security goals against targeted individuals and entities such as foreign countries, regimes, terrorists, international narcotics traffickers, and those engaged in certain activities such as the proliferation of weapons of mass destructions or transnational organized crimes. In plain English, OFAC is the office that regulates doing business in such countries as Libya, Sudan, North Korea and Russia as well as individuals who are and entities (which may include charitable organizations) who are listed as terrorists, narcotic traffickers, money launders in the US and around the world, who Symphony may not do business with (the “SFN List”). OFAC’s rues extend not only directly to a specific business, but cover individuals, companies, governmental entities and those acting on their behalf including merchant vessels.
The relevant financial sanctions laws and regulations are very complex. A more detailed discussion can be found in the Symphony Sanctions Policy and Procedure. The important thing for Symphony employees to remember is that all clients must be checked against the OFAC and SNF lists and the ultimate shareholders of securities must be checked against the OFAC and SNF lists. If you see Red Flags as to a client or issuer, contact Compliance. Policies and Procedures will only provide a bare bones summary of what can and cannot be done.
Q.    FATCA

1.	Introduction
Symphony’s Funds must comply with FATCA which was adopted in 2010 to require non-U.S. financial institutions (as defined by FATCA, “foreign financial institutions”) to report the holdings and income of U.S. citizens to the U.S. Government, either directly to the IRS or to a local authority that reports it to the U.S. Government, rather than relying solely on taxpayers to self-report this income.
Under FATCA, all Symphony Funds and separately managed accounts must obtain specific information to confirm (a) the non-U.S. residency of all investors that claim to be a non-U.S. person or foreign financial institution and (b) that such investor is complying with FATCA.
In order to comply with FATCA, the Firm has adopted procedures (the “FATCA Procedures”) which describe in detail the process that Funds will employ to make these determinations. If an investor is not FATCA compliant, all U.S.-sourced payments to them (including but not limited to interest, dividends and sales proceeds) will be subject to a 30% withholding tax and must be reported to the IRS or to a local non-U.S. tax authority which in turn has IRS reporting obligations pursuant to an intergovernmental agreement. In addition, an investor who is not FATCA compliant may be designated as “recalcitrant” and the investment redeemed.
Client Service is responsible for oversight of the Administrators who have been delegated the obligation of performing FATCA due diligence for Fund investors. For separately managed accounts, Client Service has primary responsibility for following the FATCA Procedures and, as appropriate, obtaining special information about these accounts, including tax forms, copies of driver’s licenses, passports and/or other documents.
Although the rules are complicated, the following is a short summary of the process the Administrators and, as applicable, Client Service, with the assistance of Accounting, Legal and Compliance, will follow to assess FATCA compliance.

2.	U.S. Domiciled Investors
Investors in Symphony on-shore Funds and separately managed accounts who submit a current form W-9 are FATCA compliant.

3.	Off-shore Funds and Non-U.S. Separately Managed Accounts
For investors in off-shore Funds and non-U.S. separately managed accounts (collectively “Investors”), the process is more complex and involves the Administrator, with oversight from Client Service, and, as applicable, Client Service performing due diligence on each Investor and obtaining a current W-8, GIIN or W-9 from such Investor. If the Investor does not provide either of these tax forms and/or due diligence indicates that the Investor has “U.S. Indicia”, the Administrator and/or Client Service must request additional documentation to determine whether or not the Investor can still be categorized as a Non-Resident for FATCA purposes. If the Investor does not provide the tax forms and/or the additional documentation, such Investor may be designated “recalcitrant” and subject to 30% withholding and/or redemption.
In addition, for off-shore Funds, Common Reporting Standards must be complied with and client self-certifications may be required.
If you have any questions or believe that an Investor claiming to be a non-U.S. person or foreign financial institution is a U.S. person, you should promptly bring the matter to the attention of Legal and Compliance.
R.    Maintenance of Books and Records

1.	Introduction
All investment advisers are required to maintain books and records in accordance with the SEC’s recordkeeping requirements. Symphony has adopted policies and procedures to comply with these requirements as well as Nuveen’s polices. Under Nuveen’s policy, all records will be maintained for the current year plus seven years. Symphony’s policies on record retention and destruction are summarized below.

2.	Client Information
The Firm maintains the following information on each active and past Client, including Separate Accounts and investors in Private Funds at least as long as the account is active plus three years, except as required by law or a specific agreement, which may be longer than Nuveen’s document retention requirements:

•	Signed and dated original or electronic copies of Advisory Agreement and Amendments

•	Copies of Limited Partnership Agreements

•	Copies of all Client investment objective guidelines or restrictions

•	Copies of the fee schedule applicable to the account

•	Copies of material correspondence with the Client, including any side letters

•	Copies of customer financial and other information provided by the Client including subscription agreements

•	Copies of account statements, quarterly reports, valuations or other information sent to Clients

•	Copies of plan documents for ERISA and other pension funds

•	Any specific proxy voting instructions

•	All Private Fund documents, such as the Offering Memorandum, each amendment to the partnership agreements, and subscription agreements

•	The Custodian and Administration Agreement

•	Prime Brokerage, ISDA and other similar agreements

•	Trade records

•	GIPS performance and composite information

3.	Correspondence and Emails
The SEC rules require Symphony to keep copies of all communications received and copies of all communications sent by the Firm relating to its investment adviser business, including those concerning advice given or proposed to be given to Clients or in managing accounts. All emails are retained by Nuveen on behalf of Symphony.

4.	Document Destruction Policy
As a general rule, documents, including emails and electronic records, that are older than the current year plus seven years will be destroyed. Exceptions to this rule includes the documents discussed above for Client and Private Funds as well as any documents relating or subject to any pending or on-going legal or regulatory investigations, proceedings, or subpoenas. Official Records, which is any information, in any form, that Symphony is required to retain by law or regulation (including Federal securities laws) may only be destroyed with the approval of Compliance. For a list of the Official Records, refer to Symphony’s separate procedure for document destruction on the Compliance Shared Folder.

Exhibit A     Compliance Manual and Code of Ethics Acknowledgement

Symphony Asset Management LLC
Compliance Manual and Code of Ethics Acknowledgement

Name of Employee: __________________________________________

Title of Employee: ___________________________________________

As an Employee of Symphony Asset Management LLC (“Symphony”), I certify that I have received a copy of Symphony’s Compliance Manual inclusive of Nuveen Code of Ethics and Reporting Requirements (the “Manual”), dated ________________.

I certify that I have read and understand the Manual will comply with the policies and procedures set forth in the Manual. I acknowledge that the Compliance Manual has been adopted under the Investment Advisers Act of 1940 (the “Advisers Act”) to assist Symphony and its Employees to comply with the rules and regulations under the Advisers Act and other applicable securities laws.

I acknowledge I understand that failure to comply with securities laws and rules may result in disciplinary action against Symphony, personally against any Symphony employee whose actions cause a regulatory inquiry, and personally against any Symphony employee charged with supervision of an employee who causes a breach of Symphony’s fiduciary duty to its Clients.

I confirm that (a) in the last ten years I have not been charged, convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony or a misdemeanor involving investments or an investment related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses; (b) I have not been found to have made a false statement or omission, been involved in a violation of, been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted, had an order entered against me in connection with an investment an investment related activity or had imposed a civil money penalty on me to cease and desist from any activity by the SEC, CFTC, commodities exchange or any self–regulatory organization such as FINRA; (c) I have not been found by any self-regulatory organization or commodities exchange to have violated any rule (other than a minor rule violation) or been disciplined or expelled or suspended from membership or had my activities otherwise restricted with a member firm of such self-regulatory organization or commodities exchange; (d) I have not had my authorization to act as an attorney, accountant or federal contractor revoked or suspended; and (e) I have not been enjoined by a domestic or foreign court in connection with an investment activity, or found by such court to have violated investment related statutes or regulations, settled an investment related civil action brought against me by a state or foreign financial regulator authority and am not the subject or any civil proceeding that could result in a “yes” answer to anything in this clause (e) neither I nor an organization over which I exercised control, made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition; and (g) I would not answer Yes to any of the disqualifying events or Bad Actor provisions set forth on Section III.B.14.2 of the Manual. If any investment related firm that you worked for would have a “yes” answer to any of these questions, you should inform Compliance.
You agree to promptly notify Compliance of any of the responses to the above questions that have changed after the date hereof and your responses are true and correct.

If I have any questions that I have regarding the Manual and the policies and procedures I will contact Symphony’s Compliance Manager, Symphony’s Chief Compliance Officer, or Symphony’s Chief Operating Officer.

Signature of Employee: ___________________________________________________

Date: _______________

Exhibit B List of Nuveen Policies and Procedures

1.    Business Gift and Entertainment Policy
2.    Code of Ethics Policy
3.    Doing Business With Government Entities Policy
4.    Electronic Communications Policy
5.    Global Anti-Corruption Policy
6.    Information Barriers Policy
7.    Media Relations and Public Appearance Policy
8.    Outside Activities Policy
9.    Payments Involving Labor Organizations
10.    Political Contributions Policies and Procedures (Pay-to-Play)
11.    Privacy Policy
12.    Records Management Policy
13.    Reportable Events Policy